EXHIBIT 10.17

2006 SERVICING ORDER

CONCERNING

STATE OF CALIFORNIA

DEPARTMENT OF WATER RESOURCES

And

SAN DIEGO GAS & ELECTRIC COMPANY

THIS ORDER HAS BEEN ISSUED BY THE CALIFORNIA PUBLIC UTILITIES COMMISSION (“COMMISSION”) FOR USE BETWEEN THE STATE OF CALIFORNIA DEPARTMENT OF WATER RESOURCES (“DWR”) AND SAN DIEGO GAS & ELECTRIC COMPANY (“UTILITY”).

Date of Commission Approval: March 15, 2007

Effective Date:

2006 SERVICING ORDER

TABLE OF CONTENTS

Section Numbers

Title

    Page

Section 1.

Definitions.

Section 2.

Energy Delivery, Surplus Energy Sales and Ownership.

Section 3.

Billing Services.

Section 4.

DWR Revenues; Remittance of DWR Revenues.

Section 5.

Term and Termination; Events of Default.

Section 6.

Confidentiality.

Section 7.

Payment of Fees and Charges.

Section 8.

Records; Audit Rights; Annual Certification.

Section 9.

Reserved.

Section 10.

Amendment Upon Changed Circumstances.

Section 11.

Data Retention.

Section 12.

Indemnity.

Section 13.

Limitations on Liability.

Section 14.

Miscellaneous.

Attachments, Appendices and Annexes

Service Attachment 1 – Utility Billing Services

SA1-1

Service Attachment 2 – DWR Surplus Energy Sales Revenues Remittance

SA2-1

Attachment A -

Representatives and Contacts

A-1

Attachment B -

Remittances of DWR Charges

B-1

Appendix A-1:

Bill Determination - Bundled Customer Bond Charge

A-1-1

Appendix A-2:

Bill Determination - Bundled Customer - Power Charge

A-2-1

Appendix B-1:

Bill Determination - Direct Access Bond Charge

B-1-1

Appendix B-2:

Bill Determination - Direct Access Power Charge

B-2-1

Appendix C-1:

Bill Determination - Customer Generation Departing Load Bond Charge

C-1-1

Appendix C-2:

Bill Determination - Customer Generation Departing Load

  Power Charge

C-2-1

Appendix D-1:

Bill Determination - Municipal Departing Load Bond Charge

D-1-1

Appendix D-2:

Bill Determination - Municipal Departing Load Power Charge

D-2-1

Appendix E-1:

Bill Determination - Community Choice Aggregation Bond Charge

E-1-1

Appendix E-2:

Bill Determination - Community Choice Aggregation Power Charge

E-2-1

Attachment C -

Sample Daily and Monthly Reports

C-1

Attachment D -

[Reserved]

D-1

Attachment E -

Additional Provisions

E-1

Attachment F -

Calculation Methodology for Reduced Remittances Pursuant 20/20 Program

F-1

Attachment G -

SDG&E Fee Schedule

G-1

Attachment H -

[Not Applicable]

H-1

(i)

2006 SERVICING ORDER

THIS 2006 SERVICING ORDER (this “Servicing Order”) concerns the State of California Department of Water Resources (“DWR”), separate and apart from its powers and responsibilities with respect to the State Water Resources Development System, and San Diego Gas & Electric Company, a California corporation (“Utility” or “SDG&E”).  This Servicing Order amends and restates that certain 2003 Servicing Order adopted pursuant to the Commission Decision 02-12-070 on December 19, 2002 (the “2003 Servicing Order”), further amending and restating that certain First Amended and Restated Servicing Agreement, between DWR and Utility, approved by the Commission on April 22, 2002 pursuant to Decision 02-04-048 SDG&E, as amended by the Amendment No. 1 thereto, approved by the Commission on July 17, 2002.  DWR and Utility are sometimes collectively referred to as the “Parties” and individually referred to as a “Party.”

BACKGROUND

A.

Under the Act, DWR is authorized to sell electric power and energy to Customers.  Amounts payable by DWR under this Servicing Order are payable solely from the Department of Water Resources Electric Power Fund established pursuant to Section 80200 of the California Water Code or other appropriated amounts legally available therefor.

B.

Utility is engaged in, among other things, the transmission and distribution of electrical services to certain of the Customers in its service territory, the billing and collection for electrical services and other charges, and the ownership, installation and reading of electrical meters for certain of such Customers.

C.

Under the Act, DWR is authorized to enter into contracts with the Utility to provide transmission and distribution of all power sold or made available for sale by DWR to certain of the Customers, and, upon request of DWR, the Commission has ordered Utility to provide such transmission and distribution services, including the provision of billing, collection and related services, as agent for DWR, on terms and conditions that reasonably compensate Utility for its services.

D.

On June 23, 2001, the Parties entered into a Servicing Agreement, as amended and approved by the Commission pursuant to Decision 01-09-013, to set forth the terms under which Utility will provide for the transmission and distribution of DWR Power as well as billing and related services.

E.

On February 21, 2002, the Commission adopted Decision 02-02-051, approving and adopting a Rate Agreement between the Commission and DWR.

F.

On April 22, 2002, the Commission approved the First Amended and Restated Servicing Agreement, pursuant to Decision 02-04-048, to comply with Commission Decision 01-09-013 to implement certain provisions of the Rate Agreement.  Said First Amended and Restated Servicing Agreement was further amended by Amendment No. 1 approved by the Commission on July 17, 2002, pursuant to Decision 02-07-038 to provide for a separate line item on the Utility Bills for Bond Charges and to implement the 2002 20/20 Program as ordered by the Commission pursuant to Resolution E-3770.

G.

On September 19, 2002, the Commission adopted Decision 02-09-053 relating to the allocation of DWR’s power contracts, ordering the Parties to modify the previously approved servicing agreement to reflect the new operational arrangements under said contract allocation decision issued by the Commission.

H.

On December 19, 2002, pursuant to Decision 02-12-069, the Commission adopted an Operating Order which established the respective rights and responsibilities with respect to the Utility’s administration of the Allocated Contracts and, on that same date, the Commission further adopted Decision 02-12-070, imposing the 2003 Servicing Order on the Utility.

I.

Through other proceedings, the Commission also determined the cost responsibility of certain Customers, other than Bundled Customers, for Bond Charge and the ongoing DWR power charge component.

J.

Section 10(a) of the 2003 Servicing Order provided that Parties are to negotiate appropriate amendments to effectuate the required changes upon certain events, including the implementation of Bond Charges and the imposition of a DWR Charge upon customers of ESPs or other third-parties.

K.

In Appendices C-2, D-1, D-2, E-1 and E-2 to Attachment B and in reporting templates contained in Attachment C to this 2006 Servicing Order, DWR has identified and included certain Customer Types who do not currently remit DWR Charges.  The Utility and DWR acknowledge that the collection and remittance of DWR Charges from such Customer Types will not begin until Applicable Commission Orders that require the Utility to perform such services are final and effective, to the extent that Utility is involved in the collection of DWR Charges.

L.

DWR desires to amend the 2003 Servicing Order to reflect the remittance methodologies and obligations applicable to DWR Revenues, consisting of DWR Charges collected from Customers and DWR Surplus Energy Sales Revenues, all as previously provided in Applicable Commission Orders and State law.

NOW, THEREFORE, DWR agrees, and Utility is ordered to do as follows:

Section 1.

Definitions.

The following terms, when used herein (and in the attachments hereto) with initial capitalization, shall have the meaning specified in this Section 1.  Certain additional terms are defined in the attachments hereto.  The singular shall include the plural and the masculine shall include the feminine and neuter, and vice versa.  “Includes” or “including” shall mean “including without limitation.”  References to a section or attachment shall mean a section or attachment of this Servicing Order, as the case may be, unless the context requires otherwise, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented or restated through the date as of which such reference is made (except as otherwise specifically provided herein).  Unless the context otherwise requires, references to Applicable Laws or Applicable Tariffs shall be deemed references to such laws or tariffs as they may be amended, replaced or restated from time to time.  References to the time of day shall be deemed references to such time as measured by prevailing Pacific Time.

ACH - Automated Clearing House, a nationwide payment and collection system which provides for the electronic distribution and settlement of funds.

Act - Chapter 4 of Statutes of 2001 (Assembly Bill 1 of the First 2001-02 Extraordinary Session) of the State of California, as amended from time to time.

Additional Charges - Additional Charges shall have the meaning set forth in Section 7.2 below.

Aggregate Power - DWR Power, Utility-Provided Electric Power, and, subject to Section 4.3 of the Rate Agreement, ESP Power or other third-party provided Power for customers located within that Utility’s service territory, to the extent DWR Charges are authorized to be imposed on any such Power by Applicable Commission Orders or State or federal law.

Allocated Contracts - The long-term power purchase agreements, listed on Schedule 1 of the Operating Order, allocated to Utility under the Contract Allocation Order.

Applicable Commission Orders - Such rules, regulations, decisions, resolutions, opinions or orders as the Commission may lawfully issue or promulgate from time to time, which further define the rights and obligations of the Parties under or in connection with the Servicing Order, including any advice letters in furtherance thereof that are approved by the Commission.

Applicable Law - The Act, Applicable Commission Orders and any other applicable statute, constitutional provision, rule, regulation, ordinance, order, decision or code of a Governmental Authority.

Applicable Tariffs - Utility’s tariffs, including all rules, rate schedules, contracts, and preliminary statements, governing electric energy service to Customers in Utility’s service territory, as filed with and approved by the Commission and, if applicable, the Federal Energy Regulatory Commission.

Assign(s) - Assign(s) shall have the meaning set forth in Section 14.3(c).

Billing Services - mean Utility Billing Services.

Bond Charges - Bond Charges shall have the meaning set forth in the Rate Agreement and shall include Bond Charges to be remitted by Customers, including Bundled Customers, Direct Access Customers, Customer Generation Departing Load Customers, Municipal Departing Load Customers and Community Choice Aggregation Customers who are required to remit Bond Charges under Applicable Law.

Bundled Customers - Customers who purchase Power from Utility.

Bureau - Bureau shall have the meaning set forth in Section 8.2(b).

Business Days - Regular Monday through Friday weekdays which are customary working days, excluding State government holidays and holidays established by Applicable Tariffs; provided, however, the terms “DWR Business Days” or “Utility Business Days” shall refer to Business Days that are customary working days as related to DWR or Utility, as appropriate.

Business Hours - The period on a Business Day from 9:00 a.m. until 5:00 p.m.

CERS - California Energy Resources Scheduling, a division of DWR.

Charges - DWR Charges and Utility Charges.

Claims - Claims shall have the meaning set forth in Section 12.

Commission - The California Public Utilities Commission.

Community Choice Aggregation Customers or CCA Customers - Customers whose energy requirements are served by governmental entities formed by cities and counties pursuant to Assembly Bill 117 (2002 Stats., ch. 838), all as further provided in Commission Decision 04-12-046 adopted on December 16, 2004, and Commission Decision 05-12-041 adopted on December 15, 2005, as such decisions may be amended or supplemented from time to time.

Confidential Information - Confidential Information shall have the meaning set forth in Section 6.1(c).

Contract Allocation Order - Decision 02-09-053 of the Commission, adopted on September 19, 2002, as such Decision may be amended or supplemented from time to time by the Commission.

Contracts - The Allocated Contracts.

Cost Responsibility Surcharges or CRS - For purposes of this 2006 Servicing Order, “Cost Responsibility Surcharges” or “CRS” refers to DWR Charges imposed under and pursuant to Applicable Law on Customers for the recovery of costs other than as related to the contemporaneous provisions of electrical products or services, including but not limited to (i) Bond Charge authorized or required to be imposed and (ii) any cost determined to be the ongoing DWR power charge component to be paid by such Customer or any other such similar charge.  The Parties agree that under Applicable Commission Orders relating to Cost Responsibility Surcharges, the Commission has dealt with several other components to be collected by Utility, including such components which are the property of the Utility, and further agree that the use of the term Cost Responsibility Surcharges or CRS in this 2006 Servicing Order is only intended to include the components of CRS that are the property of DWR.

Customer - A retail end-use customer that purchases (or is deemed to purchase) Aggregate Power, as established by Applicable Law.

Customer Generation Departing Load Customers or CGDL Customers - Customers who (a) discontinue or reduce their purchases of Utility or Direct Access services, (b) purchase or consume electricity supplied and delivered by “Customer Generation” to replace the Utility or Direct Access purchases; and (c) remain physically located at the same location or elsewhere within the Utility’s service territory, all as further provided in Commission Decision 03-04-030 adopted on April 3, 2003, as such decision may be amended or supplemented from time to time.

Customer Type - Refers to Customers who may be Bundled Customers, Direct Access Customers, Customer Generation Departing Load Customers, Municipal Departing Load Customers or Community Choice Aggregation Customers.

Daily Remittance - Daily Remittance shall have the meaning set forth in Attachment B hereto.

Daily Remittance Report - Daily Remittance Report shall have the meaning set forth in Attachment B hereto and shall be in the form set forth in Attachment C hereto.

Day-Ahead Market - The daily ISO forward market for which energy and ancillary services are scheduled for delivery on the following calendar day.

Delinquent Payment - Delinquent Payment shall mean the payment of any amount due under this Servicing Order after the time when payment is required to be made hereunder, as further described and/or limited hereunder.

Direct Access Customers or DA Customers - Customers who subscribe to direct access service from Electric Service Providers, all as further provided in Commission Decision 02-03-055 adopted on March 21, 2002, as such decision may be amended or supplemented from time to time.

Discloser - Discloser shall have the meaning set forth in Section 6.1(c).

DWR Charges - Bond Charges, Power Charges and any other amounts authorized to be collected from Customers pursuant to the Rate Agreement, Applicable Commission Orders and Applicable Law in order to meet DWR’s revenue requirements under the Act.

DWR Power - The electric power and energy, including but not limited to capacity and output, supplied by DWR to Bundled Customers pursuant to the Act, Applicable Commission Orders and State and federal law.

DWR Revenues - Those DWR Charges collected from Customers required to be remitted to DWR through Utility Bills or Non-Utility Bills, as the case may be, and DWR Surplus Energy Sales Revenues.

DWR Surplus Energy Sales Revenues or Surplus Revenues - Revenues received by Utility for the sale of surplus Power to third parties that Utility is required to remit to DWR, consistent with the Contract Allocation Order and Exhibit C of the Operating Order.

DWR’s Agent - DWR’s Agent shall have the meaning set forth in Section 8.2(b).

Effective Date - The date this Servicing Order is effective in accordance with Section 14.16, as such date is set forth on the cover page hereof.

Electrical Corporation - Electrical Corporation shall have the meaning ascribed thereto in Section 218 of the Public Utilities Code, including any successor and assign thereof.

Electric Service Provider or ESP - Electric Service Provider means an entity that provides electrical service to one or more retail customers located within the Service Areas of Pacific Gas and Electric Company, Southern California Edison Company, or San Diego Gas & Electric Company or any of their respective successors, except that Electric Service Provider excludes:  DWR, any other public agency to the extent that it offers electrical service to customers within its jurisdiction or within the service territory of a local publicly owned electric utility, and Electrical Corporations.  Electric Service Provider includes the unregulated affiliates and subsidiaries of an Electrical Corporation.

ESP Customers - Customers served by ESP Power.

ESP Power - Power provided by an Electric Service Provider to Customers.

Event of Default - Event of Default shall have the meaning set forth in Section 5.2.

Final Hour-Ahead Schedule - The final schedule of DWR Power submitted by DWR and Utility and published by the ISO for the Hour-Ahead Market.

Fund - Fund shall have the meaning set forth in Section 13.2.

Fund Type - Refers to Bond Charges or Power Charges.

Governmental Authority - Any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government, including the Commission.

Governmental Program - Any program or directive established by Applicable Law which directly or indirectly affects the rights or obligations of the Parties under this Servicing Order and which obligates or authorizes DWR to make payments or give credits to Customers or other third parties under such programs or directives.

Hour-Ahead Market - The ISO forward market for which energy and ancillary services are scheduled for subsequent hours for delivery on the current calendar day.

Indemnified Party - Indemnified Party shall have the meaning set forth in Section 12.

Indemnifying Party - Indemnifying Party shall have the meaning set forth in Section 12.

Insolvency Event - With respect to Utility, (a) the filing of a decree or order for relief by a court having jurisdiction in its premises or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for it or for any substantial part of its property, or the ordering of the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or (b) the commencement by it of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by it to the entry of an order for relief in an involuntary case under any such law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for it or for any substantial part of its property, or the making by it of any general assignment for the benefit of creditors, or the taking of action by it in furtherance of any of the foregoing.

ISO - The California Independent System Operator Corporation.

Late Payment Rate - The Prime Rate plus 3%.

Municipal Departing Load Customers or MDL Customers - Customers who departed Utility service on and after February 1, 2001 to take service from a municipal utility, all as further provided in Decision 03-07-028 adopted on July 10, 2003, as such decision may be amended or supplemented from time to time.

Non-Utility - any third-party service provider under Applicable Tariff or servicing arrangement with the Utility to perform any portion of Services contemplated under this Servicing Order, including but not limited to ESPs and other third-party energy providers.

Non-Utility Bill - A bill calculated and prepared by the Utility but either (i) presented to a Non-Utility or (ii) consolidated and presented by a Non-Utility to a Customer, in either case, under and pursuant to a servicing arrangement and/or Applicable Tariff or Applicable Law which facilitates the collection of any component of DWR Charges.

Operating Order - The Operating Order adopted on December 19, 2002, pursuant to Commission Decision 02-12-069, including that certain Operating Agreement executed on April 17, 2003, by and between DWR and Utility, as the same may be amended from time to time and approved by the Commission.

Operating Order Effective Date - The date that the Operating Order is effective in accordance with the provisions thereof.

Power - Electric power and energy, including but not limited to capacity and output.

Power Charges - Power Charges shall have the meaning set forth in the Rate Agreement, and shall include Energy Payments as referred to in Exhibit C of the Operating Order and shall further include the ongoing DWR power charge component of the CRS imposed by the Commission upon certain customers for the above-market costs of DWR Power.

Prime Rate - The rate which Morgan Guaranty Trust Company of New York, or its successor, announces from time to time in New York, New York as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

Rate Agreement - The Rate Agreement between DWR and the Commission adopted by the Commission on February 21, 2002 pursuant to Commission Decision 02-02-051, as the same may be amended and adopted by subsequent Commission proceedings.

Recipient - Recipient shall have the meaning set forth in Section 6.1(c).

Recurring Fees - Recurring Fees shall have the meaning set forth in Section 7.1.

Remittance - A payment of DWR Charges by Utility to DWR or its Assign(s) and all DWR Surplus Energy Sales Revenues, in accordance with this Servicing Order.

Scheduling Coordinator-to-Scheduling Coordinator Trade - Schedules for energy transferred from one ISO scheduling coordinator to another.  Such schedules are deemed delivered by the ISO upon publication by the ISO of the Final Hour-Ahead Schedules.

Service Area - Service Area means the geographic area in which an Electrical Corporation distributes electricity.

Services - Billing Services, metering services and meter reading services which may be performed by Utility or Non-Utility, as the case may be, and related collection, remittance and other services provided by Utility for DWR pursuant to this Servicing Order.

Servicing Order or 2006 Servicing Order - This 2006 Servicing Order including all attachments hereto.

State - The State of California.

Set-Up Fee - Set-Up Fee shall have the meaning set forth in Section 7.1.

Term - The term of this Servicing Order as set forth in Section 5.1.

20/20 Program - 20/20 Program shall have the meaning set forth in Section 4.3.

Utility Bill - A bill calculated, prepared and presented by Utility to a Customer that includes both the Customer’s Utility Charges and DWR Charges; provided, however, that to the extent appropriate under Applicable Commission Orders, all Utility Bills sent to Customers shall reflect DWR Charges on a consolidated basis.

Utility Billing Service - Billing service through the use of Utility Bills or Non-Utility Bills as described in Service Attachment 1 to this Servicing Order.

Utility Charges - Charges incurred by a Customer for electricity-related services and products provided by Utility to the Customer, as approved by the Commission and, as applicable, the Federal Energy Regulatory Commission or other Governmental Authority (including, but not limited to, any Competition Transition Charges or Fixed Transition Amount Charges owing to Utility or its affiliates, as those terms are defined under the California Public Utilities Code).  Utility Charges shall not include DWR Revenues or charges for retail natural gas sales.

Utility-Provided Electric Power - Utility-Provided Electric Power shall refer to electricity from Utility’s own generation, qualifying facility contracts, other power purchase agreements and bilateral contracts.  Utility-Provided Electric Power shall not include DWR Power, ESP Power or any third-party provided power for Customers.

The terms used in the attachments, but not specifically defined herein or elsewhere in this Servicing Order, should be understood by the Parties to have their ordinary meanings.

Section 2.

Energy Delivery, Surplus Energy Sales and Ownership.

2.1.

Delivery of Power.

Pursuant to the Act and Applicable Commission Orders, Utility is ordered to transmit, or provide for the transmission of, and distribute DWR Power to Bundled Customers over Utility’s transmission and distribution system in accordance with Applicable Law, Applicable Tariffs and any agreements between the Parties.

2.2.

Data and Information Communications Procedures.

(a)

Prior to the Operating Order Effective Date, Utility estimated customer usage and Utility-retained generation for a given trade day and communicated the net of such estimate to DWR by 7:00 a.m. on the preceding Utility Business Day.  In the event that DWR observed a persistent deviation between estimated customer usage and actual customer usage, or between estimated Utility-retained generation and actual Utility-retained generation, DWR requested Utility to review, and Utility promptly commenced the review of, Utility's forecast methodology and reported the results of such review to DWR; provided, however, that Utility had no obligation to correct or minimize such deviation except as provided in Attachment H of the 2003 Servicing Order.

(b)

Prior to the Operating Order Effective Date, DWR agreed to send to Utility in writing each day the Scheduling Coordinator-to-Scheduling Coordinator Trade between DWR and Utility.  This information was delivered no later than 9:30 a.m. for trades in the Day-Ahead Market for the following day, and no later than two hours and twenty minutes prior to the start of the delivery hour for trades in the Hour-Ahead Market.  Utility was ordered, and DWR agreed to separately provide these schedules to the ISO prior to the close of the respective markets.  The above deadlines for DWR were set because the ISO Day-Ahead Market closed at 10:00 a.m. on the day before delivery and the ISO Hour-Ahead Market closed two hours before the delivery hour.  If these closing times should change, the deadlines for submission of DWR data to Utility were to have changed proportionately, which revised deadlines were to be confirmed in writing by DWR and Utility.  DWR agreed that, upon Utility’s request, DWR would supply information to Utility substantiating to Utility’s reasonable satisfaction (i) the total amount of energy purchased by DWR in the Day-Ahead Market and Hour-Ahead Market; and (ii) other such information that may be required for Utility to verify the DWR Charges, or any component thereof, including information regarding the allocation of such energy among Customers and other third parties to the extent so required.

Notwithstanding the provisions of paragraphs (a) and (b) of this Section 2.2, upon the Operating Order Effective Date, Utility is to schedule and dispatch Power as provided in the Operating Order and the Utility is directed to comply with the data and information communications procedures set forth in the Operating Order.

(c)

Consistent with Applicable Commission Orders and as provided elsewhere in this Servicing Order, on and after the Effective Date of this 2006 Servicing Order, Utility shall remit each component of DWR Charges from each Customer Type, all as further provided in Attachment B hereto and each of the Appendices appended thereto.  Each component of DWR Charges shall be remitted at the applicable Commission-approved rate.  The basis for remittance of DWR Charges shall be amounts collected from Customers, consistent with Applicable Commission Orders.  If either Party obtains actual knowledge of a material flaw in the procedures or methods set forth in this Servicing Order, and such flaw has a material adverse effect on (i) the delivery of Services (including, without limitation, the timely and accurate remittance of DWR Charges and DWR Surplus Energy Sales Revenues to DWR), or (ii) the timely and accurate payment to Utility of compensation for Services hereunder, the discovering Party shall bring such flaw to the attention of the other Party within a reasonable time.  Upon the delivery of such notice, the Parties shall conduct good faith negotiations to resolve such flaw.  Without limiting any other terms, express or implied, of this Servicing Order or any other agreement between the Parties, the Parties acknowledge that the two preceding sentences do not impose an independent obligation to perform any investigation or monitoring to discover any such flaw.

(d)

On and after the Operating Order Effective Date, Utility shall perform surplus Power sales consistent with the Contract Allocation Order and the Operating Order.  Utility shall also calculate and remit DWR Surplus Energy Sales Revenues consistent with the Contract Allocation Order and the Operating Order.  The basis for remittance of DWR Surplus Energy Sales Revenues shall be amounts collected by Utility from third parties for sales of surplus Power, consistent with the principles set forth in Exhibit C of the Operating Order and in accordance with the Contract Allocation Order, all as further provided in Service Attachment 2 hereto.

(e)

All data and information to be exchanged between the Parties in connection with scheduling and settlement of transactions shall be in the format agreed to by Utility and DWR and shall, except as otherwise provided by this Servicing Order or Applicable Tariffs, or as may be approved by Utility in its reasonable discretion, be submitted electronically.  If a Party receives any information that is unreadable, or contains data that cannot be processed by the receiving Party’s system, or is otherwise damaged, such receiving Party shall inform the sending Party of such problem.  Until any such problem is corrected, the receiving Party shall not be responsible for processing information received in this condition.  The foregoing notwithstanding, a receiving Party shall not be excused from its obligation to process information if the receiving Party cannot read or otherwise process the information sent by the sending Party as a result of defects, errors, bugs, or viruses in the receiving Party’s systems or software or due to negligence or wrongful act(s) or failure(s) to act on the part of the receiving Party’s employees, agents, independent contractors, subcontractors or assigns.

2.3.

Ownership of DWR Power, Surplus Power, Utility-Provided Electric Power and

DWR Revenues.

Notwithstanding any other provision herein, and in accordance with the Act and Section 80110 of the California Water Code, DWR shall retain title to all DWR Power sold by DWR to Bundled Customers or any surplus Power sold by Utility on DWR’s behalf, in accordance with the terms of the Operating Order and consistent with the Contract Allocation Order.  In accordance with the terms hereof and the Operating Order, as the case may be, Utility is acting solely as the servicing agent for DWR with respect to all components of DWR Charges collected from Customers and with respect to sales of surplus Power to third-party purchasers, and nothing in this Servicing Order should be construed to suggest other than that DWR shall retain title to all DWR Charges and DWR Surplus Energy Sales Revenues.

In accordance with the Act and Section 80104 of the California Water Code, upon the delivery of DWR Power to Bundled Customers or the sale of surplus Power to third-party power purchasers made by Utility on behalf of DWR, those Bundled Customers and third-party power purchasers, shall be deemed to have purchased that power from DWR, and payment for any such sale shall be a direct obligation of such Customers or third-party purchasers, as the case may be, to DWR.  In accordance with Applicable Law, Cost Responsibility Surcharges are recovered from Direct Access Customers, Customer Generation Departing Load Customers, Municipal Departing Load Customers or Community Choice Aggregation Customers.  Utility shall collect and remit such Cost Responsibility Surcharges, all as further provided in this 2006 Servicing Order.

All DWR Revenues and DWR Charges shall constitute property of DWR.  To the extent any moneys are received by the Utility during the process of collection, and pending their transfer to DWR, including any amounts collected under Non-Utility Bills and remitted to Utility by a Non-Utility, the moneys shall be held by the Utility in trust for the benefit of DWR (whether or not held together with other monies).  Notwithstanding any other provision herein, Utility shall retain title to all Utility-Provided Electric Power supplied by Utility to Customers and all surplus Power provided by Utility.

2.4.

Allocation of DWR Power and DWR Surplus Energy Sales Revenues.

DWR Power will be allocated pursuant to the Act and other Applicable Law and Applicable Tariffs.  On and after the Operating Order Effective Date, DWR Power and DWR Surplus Energy Sales Revenues shall be allocated consistent with the Contract Allocation Order, and as provided in the Operating Order and this Servicing Order.

2.5.

Treatment of ISO Charges.

Prior to the Operating Order Effective Date, the allocation of cost responsibility with respect to certain ISO charges, as between the Parties, have been governed by the Restated Letter Agreement described in Attachment E.  On and after the Operating Order Effective Date, this Section shall be superseded by the provisions relating to such ISO charges provided in the Operating Order, including Exhibit D of the Operating Order.

2.6.

DWR Surplus Energy Sales Revenues.

The treatment of surplus Power shall be governed by the Contract Allocation Order and the Operating Order, and as further provided in Service Attachment 2 hereto.

Section 3.

Billing Services.

3.1.

Provision of Services by Utility.

(a)

Except to the extent that such Services are provided by a third-party, Utility shall provide metering services, meter reading services and Billing Services relating to (i) the Power Charge remittances with respect to each applicable Customer Type provided in the Appendices to Attachment B hereto, and (ii) the Bond Charge remittances with respect to each applicable Customer Type provided in the Appendices to Attachment B hereto.  If Non-Utility Bills are involved in the Utility’s performance of Billing Services, Utility shall calculate the amount of any applicable DWR Charges to be collected through Non-Utility Bills, all as further provided in this Servicing Order.  Utility-provided metering services, meter reading services and Billing Services shall be provided in accordance with Applicable Law, Applicable Commission Orders, Applicable Tariffs and Service Attachment 1 hereto, as well as Attachment B and its Appendices.

(b)

In the case where Non-Utility Bills are used by the Utility in the billing and collection of any component of DWR Charges under Applicable Law, Utility shall include such necessary and appropriate provisions in the Applicable Tariffs and any applicable servicing arrangements so that any component of DWR Charges billed and collected by such Non-Utility are remitted to Utility.  Utility is directed to accept payment from such Non-Utility in respect of each applicable component of DWR Charges billed and collected through Non-Utility Bills in such forms and methods and at such times and places as the Utility and each Non-Utility shall mutually agree in accordance with Applicable Commission Orders and Applicable Tariffs.  Upon remittance of any amounts by the Non-Utility to Utility for any applicable component of DWR Charges, Utility is directed to hold such charges in trust for the benefit of DWR (whether or not held together with other monies) and promptly remit and account for such amounts to DWR consistent with Applicable Law.

(c)

Upon the Operating Order Effective Date, Utility shall sell surplus Power on behalf of DWR, and provide invoicing and collection of amounts owed by third parties for such surplus Power sales made by Utility on DWR’s behalf and the allocation of such revenues to DWR.  Surplus Power sales made by Utility on DWR’s behalf, including the invoicing and collection of amounts owed by third parties and credit risk management, shall be conducted by Utility in accordance with Applicable Commission Orders, including but not limited to, the Contract Allocation Order, Applicable Tariffs, the Operating Order and Service Attachment 2 hereto.

(d)

On behalf of DWR, Utility shall (i) follow its customary standards, policies and procedures in performing its duties hereunder and (ii) perform its duties hereunder using the same degree of care and diligence that Utility exercises for its own account.

(e)

For surplus Power sales to third parties, Utility shall apply prudent credit risk management criteria to ensure that such purchasers meet or exceed DWR credit criteria, or in the absence of such DWR designated criteria, then consistent with industry accepted credit standards.  If Utility sells surplus Power to an entity that requires collateral, the cost and obligation to post such collateral shall be Utility’s responsibility.

(f)

Utility shall be responsible for all transaction fees or other costs associated with the sale of surplus Power imposed by third-party purchasers or any agents of Utility or such purchaser, all as further provided in Exhibit C of the Operating Order.

3.2.

Modification of Billing and Metering Systems.

Utility shall have the right to modify and replace its billing and metering systems, subject to the requirements of Applicable Law, if any.  However, to the extent that such modifications and replacements materially interrupt Services provided by Utility to DWR, Utility shall provide to DWR, as soon as reasonably practicable, prior written notice of any such changes, including, but not limited to, such changes as are required by Applicable Law or Applicable Commission Order(s).  Moreover, to the extent any such modifications would affect the collection of DWR Charges or DWR Surplus Energy Sales Revenues in a manner which is different from the collection of Utility Charges or other Utility revenues, such as revenue from the sale of Power, Utility shall obtain DWR’s prior written consent to such modifications, which consent DWR agrees shall not be unreasonably withheld or delayed.

3.3.

Customer Inquiries.

Utility shall address all Customer inquiries regarding DWR Charges.  DWR agrees to provide all necessary information to Utility in order to permit Utility to respond to all Customer inquiries on a timely basis.  In extraordinary circumstances, Utility will refer Customer inquiries to DWR in a manner to be agreed upon by the Parties.  In the event that either (i) DWR’s failure to provide all such necessary information to Utility, (ii) DWR’s provision of inaccurate information or (iii) DWR’s failure to handle Customer inquiries referred to it by Utility in extraordinary circumstances in the manner agreed upon by the Parties results in Utility’s non-compliance with its obligations under this Section 3.3, such non-compliance will not constitute a material breach of this Servicing Order  and will not give DWR the right to terminate this  Servicing Order.

3.4.

Inquiries from Third Party Power Purchasers.

So long as Utility, as agent to DWR, sells surplus Power to third-party purchasers, Utility shall address all third-party purchasers’ inquiries regarding such surplus Power sales.  If Utility and any third-party purchaser should have a dispute with respect to the sale of surplus Power, Utility shall resolve all such disputes.  Utility shall apply the same practices to the resolution of such disputes as Utility uses to resolve disputes related to any other transaction with such third-party purchaser.

Section 4.

DWR Revenues; Remittance of DWR Revenues.

4.1.

DWR Revenues.

DWR Revenues required to be remitted to DWR under this Servicing Order shall be based upon DWR Charges in effect from time to time pursuant to Applicable Law and Attachment B to this 2006 Servicing Order and the Appendices to such Attachment B.  Upon the Operating Order Effective Date, in addition to the remittance of DWR Charges, DWR Surplus Energy Sales Revenues also shall be remitted based upon the principles set forth in Exhibit C of the Operating Order and as further provided in Service Attachment 2 hereto.

4.2.

Remittance of DWR Revenues.

(a)

Utility shall determine the Daily Remittance amount for each Fund Type and for each applicable Customer Type, consistent with the provisions of the Appendices of Attachment B hereto.  As of the Effective Date of this 2006 Servicing Order, DWR Charge components relating to the following Fund Types for the Customer Types have been identified by DWR and Utility; however, the collection and remittance of DWR Charges from the Customer Types identified below will not begin until Applicable Commission Orders that require the Utility to perform such services are final and effective:

(1)

Bundled Customers - Bond Charge.  Utility is directed to remit Bond Charge for Bundled Customers to DWR, all as further provided in Attachment B and as further provided in Appendix A-1 to Attachment B of this 2006 Servicing Order.

(2)

Bundled Customers - Power Charge.  Prior to the Operating Order Effective Date, Utility remitted Power Charge for Bundled Customers to DWR based on the amounts collected from Bundled Customers for actual DWR Power supplied, all as further described in Attachment B of the 2003 Servicing Order.  On and after the Operating Order Effective Date, Utility is directed to remit Power Charge for Bundled Customers, consistent with the principles set forth in Exhibit C of the Operating Order and as further provided in Attachment B and in Appendix A-2 to Attachment B of this 2006 Servicing Order.

(3)

Direct Access Customers - Bond Charge.  Utility is directed to remit Bond Charge for Direct Access Customers to DWR, all as further provided in Attachment B and as further provided in Appendix B-1 to Attachment B of this 2006 Servicing Order.

(4)

Direct Access Customers - Power Charge.  Utility is directed to remit Power Charge for Direct Access Customers to DWR, all as further provided in Attachment B and as further provided in Appendix B-2 to Attachment B of this 2006 Servicing Order.

(5)

Customer Generation Departing Load - Bond Charge.  Utility is directed to remit Bond Charge for Customer Generation Departing Load to DWR, all as further provided in Attachment B and as further provided in Appendix C-1 to Attachment B of this 2006 Servicing Order.

(6)

Customer Generation Departing Load - Power Charge.  Upon commencement of billing and collection of Power Charge for Customer Generation Departing Load, the Parties intend to revise and update Appendix C-2 to Attachment B of this 2006 Servicing Order and reflect applicable remittance methods as an event contemplated under Section 10(a)(vi) of this 2006 Servicing Order.

(7)

Municipal Departing Load - Bond Charge.  Upon commencement of billing and collection of Bond Charge for Municipal Departing Load, to the extent that Utility is involved, the Parties intend to revise and update Appendix D-1 to Attachment B of this 2006 Servicing Order and reflect applicable remittance methods as an event contemplated under Section 10(a)(vi) of this 2006 Servicing Order.

(8)

Municipal Departing Load - Power Charge.  Upon commencement of billing and collection of Power Charge for Municipal Departing Load, to the extent that Utility is involved, the Parties intend to revise and update Appendix D-2 to Attachment B of this 2006 Servicing Order and reflect applicable remittance methods as an event contemplated under Section 10(a)(vi) of this 2006 Servicing Order.

(9)

Community Choice Aggregation - Bond Charge.  Upon commencement of billing and collection of Bond Charge for Community Choice Aggregation, the Parties intend to revise and update Appendix E-1 to Attachment B of this 2006 Servicing Order and reflect applicable remittance methods, as an event contemplated under Section 10(a)(vi) of this 2006 Servicing Order.

(10)

Community Choice Aggregation - Power Charge.  Upon commencement of billing and collection of Power Charge for Community Choice Aggregation, the Parties intend to revise and update Appendix E-2 to Attachment B of this 2006 Servicing Order and reflect applicable remittance methods, as an event contemplated under Section 10(a)(vi) of this 2006 Servicing Order.

If the Utility determines that it has remitted amounts to DWR in error or DWR becomes aware of a material discrepancy in the remitted amounts, then DWR or the Utility, as the case may be, may provide notice of such event to the other Party (accompanied by an explanation of the facts surrounding such erroneous deposit), and the other Party will review such notice and information as soon as practicable and reach agreement as to such amount to be repaid.  Such agreement shall not be unreasonably withheld or delayed by either Party.

(b)

Each Remittance shall be accompanied by a Daily Remittance Report, substantially in the form set forth in Attachment C hereto.  Utility will not be required at any time to advance or pay any of its own funds in the fulfillment of its responsibilities hereunder with respect to DWR Charges, except to the extent provided otherwise in the Attachments hereto.

(c)

Utility, from time to time, will make adjustments regarding amounts remitted as described in Attachment B and Appendices thereto.  In addition, on and after the Effective Date, Monthly Billing Reports and Monthly Late Payment Charge Reports shall be filed with DWR by Utility, all as further provided in Attachments B and C hereto.

(d)

Except as expressly provided in this Servicing Order (including Attachments hereto) or as otherwise expressly agreed to in writing by DWR, Utility shall not deduct from amounts due to DWR hereunder any amounts owing by DWR to Utility which relate to arrangements within or outside the scope of this Servicing Order, or any other amounts, and Utility expressly waives any right to do so.  The foregoing shall not limit Utility’s rights to seek any other remedies permitted under other arrangements with DWR.

(e)

On and after the Operating Order Effective Date, Utility shall calculate and remit DWR Surplus Energy Sales Revenues determined consistent with the Contract Allocation Order and Exhibit C of the Operating Order and as further provided in Service Attachment 2 hereto.  Each monthly Remittance for surplus Power sold on behalf of DWR shall be accompanied by written reports in forms set forth in Attachment C hereto.

4.3.

20/20 Program and Future Similar Programs.

To the extent that the program established in the California Governor’s Executive Order D-30-01, dated March 13, 2001, and Executive Order D-33-01, dated April 26, 2001, as the foregoing orders may be amended, supplemented, extended or otherwise modified (the “20/20 Program”), obligated DWR to make payments or extend credits to Customers or other third parties under such program, Remittances to DWR may have been reduced by such payments to the extent of DWR’s responsibility as required by Applicable Law and Applicable Tariffs.  DWR acknowledges, that Utility’s reasonable initial implementation and recurring administrative costs associated with such program has been paid by DWR in the same manner and at the same times as Utility’s Set-Up Fee and Recurring Fees, respectively, as described in Sections 7.2 and 7.3 below.  Additionally, Utility has invoiced DWR for any other costs incurred by Utility under such program, and DWR has paid such invoices as Additional Charges, in the manner contemplated in Section 7 below.  The method for calculating reduced Remittances to DWR under this Section 4.3, as well as Utility’s implementation and administration costs, shall be as set forth in Attachment F hereto.

To the extent that, in the future, programs similar to the 20/20 Program are established which expressly obligate DWR under Applicable Law and Applicable Tariffs to make payments or extend credits to Customers or other third parties under such programs, DWR and Utility will implement processes similar to those used for the 20/20 Program as set forth in the immediately preceding paragraph or such other process, as may be mutually agreed upon by the Parties.

Section 5.

Term and Termination; Events of Default.

5.1.

Term.

The term of this Servicing Order (the “Term”) shall commence on the Effective Date and shall terminate on the earlier of (a) 180 calendar days after the last date DWR Charges are imposed on Customers, and 180 calendar days after the last date Utility sells surplus Power on behalf of DWR pursuant to the Operating Order, or (b) the earlier termination of this Servicing Order pursuant to this Section 5.

5.2.

Events of Default by Utility.

The following events shall constitute “Events of Default” by Utility under this Servicing Order:

(a)

any failure by Utility to remit to DWR or its Assign(s) any required Remittance in the manner and at the time specified in this Servicing Order (except to the extent otherwise allowed under Sections 4.3 and 7.2) that continues unremedied for three (3) Utility Business Days after the earlier of the day Utility receives written notice thereof from DWR or the day the responsible manager at Utility first has actual knowledge of such failure; or

(b)

any failure by Utility to duly observe or perform in any material respect any other term or condition of Utility set forth in this Servicing Order, which failure (i) materially and adversely affects the interests or rights of DWR or its Assign(s), and (ii) continues unremedied for a period of sixty (60) calendar days after written notice of such failure has been given to Utility by DWR or its Assign(s).

5.3.

Consequences of Utility Events of Default.

Upon any Event of Default by Utility, DWR may, in addition to exercising any other remedies available under this Servicing Order or under Applicable Law, (i) apply to the Commission for appropriate relief, including but not limited to the termination of this Servicing Order in whole or in part (including Service Attachments); and (ii) apply to the Commission and, if necessary, any court of competent jurisdiction for sequestration and payment to DWR or its Assign(s) of DWR Revenues.  Remittances not made to DWR by Utility on the date due (except to the extent Remittances were not made by operation of Sections 4.3, 7.2, 14.4 or Attachment B hereto) shall bear interest at the Prime Rate from the first day after the due date until the third Utility Business Day after the due date, and at the Late Payment Rate thereafter until paid.

5.4.

Defaults by DWR.

DWR agrees that it shall be in default under this Servicing Order upon:

(a)

subject to subsections (b), (c), (d) and (e) below, DWR’s failure to cure its material breach of any provision of this Servicing Order  within sixty (60) calendar days after receiving written notice thereof from Utility;

(b)

Except for amounts to which DWR has objected in writing pursuant to Section 7.2, DWR’s failure to pay to Utility the Set-Up Fee or Recurring Fees within three (3) DWR Business Days after the date they are due hereunder, as provided in Section 7;

(c)

Except for amounts to which DWR has objected in writing pursuant to Section 7.2, DWR’s failure to pay to Utility the initial implementation and recurring administrative costs associated with Utility’s implementation of the 20/20 Program, as provided in Section 4.3;

(d)

Except for amounts to which DWR has objected in writing pursuant to Section 7.2, DWR’s failure to fulfill any other monetary obligation hereunder within fifteen (15) calendar days after receiving written notice from Utility that such obligation is past due; or

(e)

DWR’s failure to comply with the terms and obligations under Section 2.2 within fifteen (15) calendar days after receiving written notice thereof from Utility.

Upon any default by DWR under this Section 5.4, Utility may exercise any remedies available under this Servicing Order or under Applicable Law, provided that Utility shall have no right to terminate this Servicing Order either in whole or in part (including Service Attachment 1) or any obligation hereunder.  DWR agrees that, except for amounts to which DWR has objected in writing pursuant to Section 7.2 and which are determined not to be owed, any Set-Up Fee or Recurring Fees, or any initial implementation and recurring administrative costs associated with Utility’s implementation of the 20/20 Program, as provided in Section 4.3, which are not paid to Utility on the date due shall bear interest at the Prime Rate from the first day after the due date until the third DWR Business Day after the date they are required to be made hereunder, and at the Late Payment Rate thereafter until paid. DWR further agrees that, except for amounts to which DWR has objected in writing pursuant to Section 7.2 and which are determined not to be owed, any other monetary obligation payable to Utility by DWR shall bear interest at the Prime Rate from the date due until 15 days after receiving written notice from Utility that such amount is overdue, and thereafter at the Late Payment Rate.  DWR further agrees that when and to the extent that any amounts to which DWR has objected in writing pursuant to Section 7.2 are determined to be owing, such amounts shall bear interest from the due date at the rates described above for the applicable category of obligation.

5.5.

Survival of Payment Obligations.

Upon termination of this Servicing Order, DWR agrees that it, and it is ordered that Utility, shall remain liable to the other Party for all amounts owing under this Servicing Order.  Utility shall continue to collect or cause to be collected and, in each case, remit, pursuant to the terms of this Servicing Order, including but not limited to Attachment B and Service Attachments hereto, any DWR Charges billed to Customers before the effective date of termination, and DWR Surplus Energy Sales Revenues attributable to surplus Power sales made prior to the effective date of termination, except as provided in Attachment B hereto.

Section 6.

Confidentiality.

6.1.

Proprietary Information.

(a)

Nothing in this Servicing Order shall affect Utility’s obligations to observe any Applicable Law prohibiting the disclosure of Confidential Information regarding its Customers.

(b)

Nothing in this Servicing Order, and in particular nothing in Sections 6.1(e)(x) through 6.1(e)(z) of this Servicing Order , shall affect the rights of the Commission to obtain from Utility, pursuant to Applicable Law, information requested by the Commission, including Confidential Information provided by DWR to Utility. Applicable Law, and not this Servicing Order, will govern what information the Commission may disclose to third parties, subject to any confidentiality agreement between DWR and the Commission.

(c)

Each Party may acquire information and material that is the other Party’s confidential, proprietary or trade secret information.  As used herein, “Confidential Information” means any and all technical, commercial, financial and customer information disclosed by one Party to the other (or obtained from one Party’s inspection of the other Party’s records or documents), including any patents, patent applications, copyrights, trade secrets and proprietary information, techniques, sketches, drawings, maps, reports, specifications, designs, records, data, models, inventions, know-how, processes, apparati, equipment, algorithms, software programs, software source documents, object code, source code, and information related to the current, future and proposed products and services of each of the Parties, and includes, without limitation, the Parties’ respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, business forecasts, sales and merchandising, and marketing plans and information.  In all cases, Confidential Information includes proprietary or confidential information of any third party disclosing such information to either Party in the course of such third party’s business or relationship with such Party.  Utility’s Confidential Information also includes any and all lists of Customers, and any and all information about Customers, both individually and aggregated, including but not limited to Customers’ names, street addresses of Customer residences and/or facilities, email addresses, identification numbers, Utility account numbers and passwords, payment histories, energy usage, rate schedule history, allocation of energy uses among Customer residences and/or facilities, and usage of DWR Power.  DWR agrees, and it is ordered with respect to Utility, that all Confidential Information disclosed by the disclosing Party (“Discloser”) will be considered Confidential Information by the receiving Party (“Recipient”) if identified as confidential and received from Discloser.

(d)

DWR agrees, and Utility is ordered to take all steps reasonably necessary to hold in trust and confidence the other Party’s Confidential Information.  Without limiting the generality of the immediately preceding sentence, DWR agrees, and Utility is ordered (i)  to hold the other Party’s Confidential Information in strict confidence, not to disclose it to third parties or to use it in any way, commercially or otherwise, other than as permitted under this Servicing Order; and (ii) to limit the disclosure of the Confidential Information to those of its employees, agents or directly related subcontractors with a need to know who have been advised of the confidential nature thereof and who have acknowledged their express obligation to maintain such confidentiality.

(e)

DWR agrees, and it is ordered with respect to Utility that the foregoing two paragraphs will not apply to any item of Confidential Information if:  (i) it has been published or is otherwise readily available to the public other than by a breach of this Servicing Order ; (ii) it has been rightfully received by Recipient from a third party without breach of confidentiality obligations of such third party and outside the context of the provision of Services under this  Servicing Order; (iii) it has been independently developed by Recipient personnel having no access to the Confidential Information; or (iv) it was known to Recipient prior to its first receipt from Discloser.  DWR agrees, and it is ordered with respect to Utility that, in addition, Recipient may disclose Confidential Information if and to the extent required by law or a Governmental Authority, provided that (x) Recipient shall give Discloser a reasonable opportunity to review and object to the disclosure of such Confidential Information, (y) Discloser may seek a protective order or confidential treatment of such Confidential Information, and (z) Recipient shall make commercially reasonable efforts to cooperate with Discloser in seeking such protective order or confidential treatment.  DWR agrees, and it is ordered with respect to Utility that Discloser shall pay Recipient its reasonable costs of cooperating.

6.2.

No License.

DWR agrees, and it is ordered with respect to Utility that nothing contained in this Servicing Order shall be construed as granting to a Party a license, either express or implied, under any patent, copyright, trademark, service mark, trade dress or other intellectual property right, or to any Confidential Information now or hereafter owned, obtained, controlled by, or which is or may be licensable by, the other Party.

6.3.

Survival of Provisions.

DWR agrees, and it is ordered with respect to Utility that the provisions of this Section 6 shall survive the termination of this Servicing Order.

Section 7.

Payment of Fees and Charges.

7.1.

Utility Fees.

DWR agrees that it will pay to Utility a fee, calculated in accordance with Attachment G hereto (the “Set-Up Fee”), in order to cover Utility’s costs of establishing the procedures, systems, and mechanisms necessary to perform Services.  In addition, DWR  also agrees to pay to Utility an annual fee, calculated in accordance with Attachment G hereto, payable monthly in arrears (unless a different payment schedule is mutually agreed upon by the Parties) as provided in Section 7.2 hereof (the “Recurring Fees”) for Services rendered pursuant to Section 3.1, Section 3.4 and Service Attachments to this Servicing Order.  Additional fees to cover changes in costs or the costs of other services provided hereunder shall be as set forth in Attachment G, which from time to time may be modified by mutual agreement of the Parties or as provided in Applicable Commission Order.  In the event that additional fees or costs are identified by Utility which have not been identified and included in Attachment G hereto, the Parties hereby agree to negotiate in good faith to determine the amount of such fees or costs.  Except to the extent provided otherwise in subsequent agreements between the Parties, if the Parties are unable to resolve any disputes relating to such additional fees, either Party may, upon giving seven calendar days advance written notice to the other, submit the dispute to the Commission for proposed resolution, in accordance with Applicable Law.  However, in the event such a dispute is submitted to the Commission by either Party, and prior to the Commission’s action, DWR agrees to continue to pay to Utility fees that will permit recovery of the Utility’s incremental cost of establishing procedures, systems and mechanisms necessary to perform Services as set forth in Attachment G.  The Utility shall file these fees with the Commission.  Utility acknowledges that the Commission may adjust, with notice to Utility and an opportunity for Utility to be heard, Utility’s rates to avoid double recovery of any costs paid by DWR hereunder which have already been included in Utility’s rates.

7.2.

Payment of Utility Fees and Charges.

The Set-Up Fee was due and payable on the effective date of the Servicing Agreement approved by the Commission pursuant to Decision 01-09-013, and DWR has paid Utility the Set-Up Fee, in the manner provided in Section 7.3 below.  After receipt of Utility’s invoice thirty (30) days in advance, DWR agrees to pay to Utility its Recurring Fees in monthly installments by the 10th day of each month in the manner provided in Section 7.3 below.  Additionally, with respect to all other fees and charges which are expressly identified as owing by DWR to Utility under this Servicing Order or such other amounts as mutually agreed to by the Parties (the “Additional Charges”), unless a different payment schedule is mutually agreed upon by the Parties, Utility shall (in paper format or, at DWR’s option, electronically) submit to DWR an invoice reflecting such Additional Charges for such calendar month.  Any invoiced amount for Recurring Fees or Additional Charges shall be due and payable within three (3) DWR Business Days after presentation, and any invoiced amount and the Set-Up Fee shall be considered past due thirty (30) calendar days after presentation, after which interest shall accrue as provided in Section 7.4.  To the extent that any invoiced amounts described in this Section 7.2 are not fully paid within forty-five (45) days after presentation, and DWR has not objected to Utility in writing by such date, DWR agrees that Utility shall have the right to deduct from any future Remittance(s) the unpaid and overdue amount which is not the subject of any such objection by such date, until such invoice is paid in full or until the dispute over the amount due has been resolved.  In addition, upon written agreement of DWR, any amount payable under this 2006 Servicing Order may be deducted from any future Remittance(s) or be paid in such other periodic basis, all as expressly directed by DWR.

7.3.

Method of Payment.

(a)

Except as otherwise expressly provided herein or unless a different payment schedule is mutually agreed upon by the Parties, DWR agrees, and with respect to Utility it is ordered, that any payment from either Party to the other Party under this Servicing Order shall be made by ACH or, if ACH is unavailable, then by wire transfer of immediately available funds to the bank account designated by the receiving Party or, if mutually agreed, paid by means of a check or warrant sent to the recipient’s address indicated in accordance with Section 14.14 hereof.  Where the Parties have made arrangements for a bank or other third party to remit funds from one Party to the other Party, DWR agrees, and with respect to Utility it is ordered that proper identification of the bank or third party, including the account number, shall be furnished in writing.  DWR agrees, and with respect to Utility it is ordered that the remitting Party shall reasonably cooperate in correcting any bank or other third-party errors and shall not be relieved of its payment responsibilities because of such errors.

(b)

Except as expressly provided otherwise herein or under any Applicable Law, Utility shall be required to pay all expenses incurred by it in connection with its activities under this  Servicing Order (including any fees to and disbursements by accountants, counsel, or any other person, any taxes, fees, surcharges or levies imposed on Utility, and any expenses incurred in connection with reports to be provided hereunder) out of the compensation paid to it pursuant to this Section 7, and Utility shall not be entitled to any extra payment or reimbursement therefor.  Notwithstanding anything to the contrary above, if and to the extent any additional taxes (excluding taxes on Utility’s income), fees or charges are imposed on Utility due solely to Utility’s performance of Services hereunder with respect to DWR Charges (such as franchise fees or taxes on DWR Power, the State of California electric energy surcharge, local utility user taxes, or Commission fees), to the extent these taxes, fees, or charges are not already included in Utility’s rates and Utility has not been reimbursed therefor and is not authorized to seek reimbursement from Customers therefor, DWR agrees to reimburse Utility therefor as “Additional Charges” in accordance with Section 7.2.

7.4.

Interest.

DWR agrees, and with respect to Utility it is ordered that except as provided in Sections 5.3, 5.4 or 7.5, any Delinquent Payment under this Servicing Order (whether or not a regularly scheduled payment) shall bear interest at the Late Payment Rate.

7.5.

Reconciliation Amounts.

If a change in Applicable Law (but only if and to the extent such change is expressly intended to be retroactive in effect) or the discovery of a “Material Flaw” results in a discrepancy between any amount paid hereunder and the amount that would have been paid if the changed Applicable Law had been in effect or the Material Flaw had been corrected, such discrepancy (a “Reconciliation Amount”) shall be paid by the party that benefited from the superseded Applicable Law or Material Flaw to the other party.  Reconciliation Amounts shall be paid in full within 30 days after receipt of an invoice therefore unless a different payment schedule is mutually agreed upon between the parties.  Interest on any Reconciliation Amount shall accrue from the original date on which the incorrect payment or remittance produced by the Material Flaw was due until such Reconciliation Amount is paid.  Interest on any Reconciliation Amount shall be calculated on the basis of a 365- or 366- day year, as applicable, for the actual days elapsed.  For a Reconciliation Amount due from Utility to DWR, interest shall accrue at the rate of interest on Commercial Paper (Financial, three-month maturity) published in the Federal Reserve Statistical Release H.15 as described in Utility’s Preliminary Statement, II. Balancing Accounts, Section L, Energy Resource Recovery Account (ERRA), Subsection 5(q), or such other superseding account then in effect.  Should the publication of the interest rate on Commercial Paper (Financial, three-month maturity) be discontinued, interest shall accrue at the rate of the most recent monthly interest rate on commercial paper that most closely approximates the rate that was discontinued, and which is published in the Federal Reserve Statistical Release H.15, or its successor publication or such other rate as may be mutually agreed by the Parties.  For a Reconciliation Amount due from DWR to Utility, interest shall accrue at the State’s Pooled Money Investment Account Rate in effect from time to time.  If an outstanding Reconciliation Amount is not paid in full as of the date agreed upon by the Parties, any overdue amounts on and after such agreed upon date shall be considered Delinquent Payments and interest shall accrue at the Late Payment Rate from the date such overdue amount was due until paid, in accordance with Section 7.4.

For purposes of this Section, a “Material Flaw” is a procedure or method set forth in this Servicing Order, or an aspect thereof, which results in the payment or remittance of amounts to either Party (or the failure so to remit or pay) in a time, manner or amount that is inconsistent with Applicable Law.  It is expressly agreed and understood that the undercollection or overcollection of amounts required to be collected under Section 80134 of the California Water Code due to incorrect projections of DWR’s revenue requirements or due to incorrect projections in the setting of DWR Charges shall not constitute a Material Flaw and are intended to be trued-up in subsequent revenue requirements.

Section 8.

Records; Audit Rights; Annual Certification.

8.1.

Records.

Utility shall maintain accurate records and accounts relating to DWR Revenues (including separate accounting of Bond Charges and Power Charges) in sufficient detail to permit recordation of Bond Charges and Power Charges billed to or caused to be billed to each Customer Type identified in the Appendices to Attachment B hereto and DWR Revenues from Bond Charges and Power Charges, respectively, remitted by Utility to DWR reflecting separate accounting with respect to each Customer Type.  Utility shall maintain accurate records and accounts relating to DWR Surplus Energy Sales Revenues (including separate accounting of surplus Power sales transactions by counterparty) in sufficient detail to permit recordation of DWR Surplus Energy Sales Revenues separate from other DWR Revenues, remitted by Utility to DWR.  Utility shall provide to DWR and its Assign(s) access to such records.  Access shall be afforded without charge, upon reasonable request made pursuant to Section 8.2.  DWR agrees that access shall be afforded only during Business Hours and in such a manner so as not to interfere unreasonably with Utility’s normal operations.  Utility shall not treat DWR Revenues as income or assets of the Utility or any affiliate for any tax, financial reporting or regulatory purposes, and the financial books or records of Utility and affiliates shall be maintained in a manner consistent with the absolute ownership of DWR Revenues by DWR and Utility’s holding of DWR Revenues in trust for DWR (whether or not held together with other monies).

8.2.

Audit Rights.

(a)

Upon thirty (30) calendar days’ prior written notice, DWR may request an audit, conducted by DWR or its agents (at DWR’s expense), of Utility’s records and procedures, which shall be limited to records and procedures containing information bearing upon:  (i) DWR Charges being billed or caused to be billed to each Customer Type identified in the Appendices to Attachment B hereto by Utility (and payments of DWR Charges separately accounted for each Customer Type); (ii) fees to Utility for Services provided by Utility pursuant to this  Servicing Order; (iii) Utility’s performance of its obligations under this  Servicing Order; (iv) amount of Aggregate Power that is the basis for DWR Charges with respect to each Customer Type pursuant hereto or Applicable Law; (v) projection or calculation of DWR’s revenue requirements as described in Sections 80110 and 80134 of the California Water Code from time to time; (vi) DWR Surplus Energy Sales Revenues collected from third-party purchasers and the collection and allocation of such revenues; and (vii) such other matters as may be permitted by Applicable Commission Orders, Applicable Tariffs or as DWR or its Assign(s) may reasonably request.  The audit shall be conducted during Business Hours without interference with Utility’s normal operations, and in compliance with Utility’s security procedures.

(b)

As provided in the Act, the State of California Bureau of State Audits (the “Bureau”) conducted a financial and performance audit of DWR’s implementation of Division 27 (commencing with Section 80000) of the California Water Code, such audit was to be completed prior to December 31, 2001, and the Bureau issued a final report on or before March 31, 2003.  In addition, as provided in Section 8546.7 of the California Government Code, pursuant to this Section 8.2, Utility is ordered to permit DWR or the State of California Department of General Services, the Bureau, or their designated representative (“DWR’s Agent”) to review and to copy (at DWR’s expense) any non-confidential records and supporting documentation pertaining to the performance of this Servicing Order  and to conduct an on site review of any Confidential Information pursuant to Sections 8.3 and 8.8 hereof.  Utility shall maintain such records for such possible audit for three (3) years after final Remittance to DWR.  Utility shall allow such auditor(s) access to such records during Business Hours and shall allow interviews of any employees who might reasonably have information related to such records.  Further, Utility shall include a similar right for DWR or DWR’s Agent to audit records and interview staff in any contract between Utility and a subcontractor related to performance of this Servicing Order.

8.3.

Confidentiality.

Materials reviewed by either Party or its agents in the course of an audit may contain Confidential Information subject to Section 6 above.  DWR agrees, and with respect to Utility it is ordered that the use of all materials provided to DWR or Utility or their agents, as the case may be pursuant to this Section 8, shall comply with the provisions in Section 6 and shall be limited to use in conjunction with the conduct of the audit and preparation of a report for appropriate distribution of the results of the audit consistent with Applicable Law.

8.4.

DWR Requested Independent Reports.

On or after the Effective Date of this 2006 Servicing Order and at the request and expense of DWR, Utility shall cause a firm of independent certified public accountants (which may provide other services to Utility) to prepare, and Utility will deliver to DWR and its Assign(s), a report addressed to Utility (which may be included as part of Utility’s customary auditing activities), for the information and use of DWR, to the effect that such firm has performed certain procedures (the scope of which shall be agreed upon with DWR) in connection with Utility’s compliance with its obligations under this Servicing Order during the preceding year, identifying the results of such procedures and including any exceptions noted.  Utility will deliver a copy of each report prepared hereunder to the Commission (at the address specified in section 14.14) at the same time it delivers each such report to DWR.  Utility shall not be obligated to complete more than one report per year under this Section.

8.5.

Annual Certifications.

On or after the Effective Date of this 2006 Servicing Order and at least annually, Utility will deliver to DWR, with a copy to the Commission, a certificate of an authorized officer certifying that to the best of such officer’s knowledge, after a review of Utility’s performance under this Servicing Order , Utility has fulfilled its obligations under this Servicing Order  in all material respects and is in compliance herewith in all material respects.

8.6.

Additional Applicable Laws.

DWR agrees, and Utility is ordered to make an effort to promptly notify the other Party in writing to the extent such Party becomes aware of any new Applicable Laws or changes (or proposed changes) in Applicable Tariffs hereafter enacted, adopted or promulgated that may have a material adverse effect on either Party’s ability to perform its duties under this Servicing Order.  DWR agrees, and with respect to Utility it is ordered that a Party’s failure to so notify the other Party pursuant to this Section 8.6 will not constitute a material breach of this Servicing Order, and will not give rise to any right to terminate this Servicing Order or cause either Party to incur any liability to the other Party or any third party.

8.7.

Other Information.

Upon the reasonable request of DWR or its Assign(s), Utility shall provide to the Commission and to DWR or its Assign(s) any public financial information in respect of the Utility applicable to Services provided by Utility under this Servicing Order, or any material information regarding the sale of DWR Power, surplus Power or the collection of DWR Charges to the extent such information is reasonably available to Utility, which (i) is reasonably necessary and permitted by Applicable Law to monitor the performance by Utility hereunder, or (ii) otherwise relates to the exercise of DWR’s rights or the discharge of DWR’s duties under this Servicing Order or any Applicable Law.  In particular, but without limiting the foregoing, Utility shall provide to DWR, with a copy to the Commission, any such information that is necessary or useful to calculate DWR’s revenue requirements (as described in Sections 80110 and 80134 of the California Water Code) or DWR Charges and DWR Surplus Energy Sales Revenues.

8.8.

Customer Confidentiality.

Nothing in this Section 8 shall affect the obligation of Utility to observe any Applicable Law prohibiting disclosure of information regarding Customers, and the failure of Utility to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8 or this Servicing Order.

Section 9.

Reserved.

Section 10.

Amendment Upon Changed Circumstances.

(a)

The Parties  are informed that compliance with any Commission decision, legislative action or other governmental action (whether issued before or after the Effective Date of this Servicing Order) affecting the operation of this  Servicing Order, including but not limited to (i) dissolution of the ISO, (ii) changes in the ISO market structure, including but not limited to the currently pending Market Redesign and Technology Upgrade, (iii) a decision regarding the “Fixed Department of Water Resources Set-Aside” as such term is defined in Section 360.5 of the California Public Utilities Code, (iv) the establishment of other Governmental Programs, (v) the establishment or implementation of Bond Charge or related charges ordered by the Commission to additional Customer Types than currently reflected in the Appendices to Attachment B and as further contemplated in Section 2.4 of Service Attachment 1 hereto, (vi) the imposition or modification of a charge or similar DWR Charge upon customers of Electric Service Providers or upon any other third party, (vii) the modification of the Operating Order, or (viii) the modification of provisions related to the sales of surplus Power made on behalf of DWR to third parties by Utility, may require that amendment(s) be made to this Servicing Order .  If either Party reasonably determines that such a decision or action would materially affect the Services to be provided hereunder or the reasonable costs thereof, then upon the issuance of such decision or the approval of such action (unless and until it is stayed), DWR agrees, and Utility is ordered to negotiate the amendment(s) to this Servicing Order that is (or are) appropriate in order to effectuate the required changes in Services to be provided or the reimbursement thereof.  Notwithstanding Section 5.4, if the Parties are unable to reach agreement on such amendments within sixty (60) days after the issuance of such decision or approval of such action, DWR may, and Utility shall, submit the disagreement to the Commission for proposed resolution, in accordance with Applicable Law.  Nothing herein shall preclude either Party from challenging the decision or action which such Party deems may adversely affect its interests in any appropriate forum of the Party’s choosing.

(b)

The Parties are informed that this Servicing Order has not been reviewed by the rating agencies which are rating DWR's bonds.  If the rating agencies request changes to this Servicing Order DWR agrees, and Utility is ordered to negotiate to amend this Servicing Order to accommodate the rating agency requests and will cooperate in obtaining approval of the Commission for such amendments.

(c)

The Parties are informed that this Servicing Order has been modified to implement the California Governor’s Executive Order D-39-01, dated June 9, 2001, concerning load curtailment programs.  Such previously negotiated amendments to this Servicing Order are incorporated in Attachment F hereto.

(d)

DWR agrees, and Utility is ordered to bring to the other Party’s attention any errors or discrepancies that are discovered affecting the operation or implementation of this Servicing Order, and DWR agrees, and Utility is ordered to meet and confer upon such event to negotiate any amendments to this Servicing Order that are appropriate to correct such errors or discrepancies.  If the Parties are unable to reach agreement on such amendments within sixty (60) days after the discovery of such errors or discrepancies, either party may, in the exercise of its sole discretion, submit the disagreement to the Commission for proposed resolution, in accordance with Applicable Law.  Nothing herein shall preclude either Party from challenging the decision or action which such Party deems may adversely affect its interests in any appropriate forum of the Party’s choosing.

Section 11.

Data Retention.

DWR agrees, and with respect to Utility is ordered that all data associated with the provision and receipt of services pursuant to this Servicing Order shall be maintained for the greater of (a) the retention time required by Applicable Law or Applicable Tariffs for maintaining such information, or (b) three years.

Section 12.

Indemnity.

It is ordered that Utility and, to the extent allowed under Applicable Law, DWR agrees that it (each, the “Indemnifying Party”) shall defend, indemnify, and hold the other Party, together with its affiliates, and each of their respective officers, agents, employees, assigns and successors in interest (collectively, the “Indemnified Party”), harmless from and against all claims, losses, demands, actions and expenses, damages and liabilities of any nature whatsoever (collectively “Claims”) with respect to the acts or omissions of the Indemnifying Party or its officers, agents, contractors and employees or with respect to Indemnifying Party’s performance of its obligations under this  Servicing Order.  DWR agrees, and with respect to Utility it is ordered that notwithstanding the above, the provisions of this Section 12 shall not apply to any Claims to the extent they involve the negligence, gross negligence, recklessness, willful misconduct or breach of this  Servicing Order by either Indemnified Party.  DWR agrees, and with respect to Utility it is ordered that each Indemnified Party shall bear its own attorneys’ fees and costs under this Section 12. DWR agrees, and with respect to Utility it is ordered that the Indemnifying Party’s obligations under this Section 12 shall survive termination of this Servicing Order.  This Section 12 notwithstanding, DWR has made no representation that it has the express or implied legal authority to perform any obligation under this Section 12.

Section 13.

Limitations on Liability.

13.1.

Consequential Damages.

DWR agrees, and with respect to Utility it is ordered that in no event will either Party be liable to the other Party for any indirect, special, exemplary, incidental, punitive, or consequential damages under any theory.  Nothing in this Section 13.1 shall limit either Party’s rights as provided in Section 12 above.

13.2.

Limited Obligations of DWR and Utility.

DWR agrees that it will be liable for all amounts owing to Utility for the Services hereunder, irrespective of (a) any Customer’s failure to make full and timely payments owed for DWR Charges, or (b) Utility’s rights under Sections 4.3 and 7.2 to deduct certain amounts in calculating Remittances owing by Utility to DWR under Attachment B.  Utility will not be required at any time to advance or pay any of its own funds in the fulfillment of its responsibilities hereunder with respect to DWR Charges, except to the extent provided otherwise in Attachment B hereto.  DWR agrees that any amounts payable by DWR under this  Servicing Order shall be payable solely from moneys on deposit in the Department of Water Resources Electric Power Fund established pursuant to Section 80200 of the California Water Code (the “Fund”).  Neither the full faith and credit nor the taxing power of the State of California are or may be pledged for any payment under this Servicing Order.  Revenues and assets of the State Water Resources Development System are not available to make payments under this Servicing Order.  If moneys on deposit in the Fund are insufficient to pay all amounts payable by DWR under this Servicing Order, or if DWR has reason to believe such funds may become insufficient to pay all amounts payable by DWR under this Servicing Order, DWR agrees to diligently pursue an increase to its revenue requirements as permitted under the Act from the appropriate Governmental Authority as soon as practicable.

Section 14.

Miscellaneous.

14.1.

Independent Contractor.

Utility and its agents and employees shall perform their obligations under this Servicing Order as independent contractors and not as officers or employees of the State of California.  Notwithstanding the above, Utility shall act as the agent of DWR in billing and collecting DWR Charges or DWR Surplus Energy Sales Revenues hereunder, as provided in the Act and Section 80106 of the California Water Code.

14.2.

Remedies Cumulative.

DWR agrees, and with respect to Utility, it is ordered that except as otherwise provided in this Servicing Order, all rights of termination, cancellation, or other remedies in this Servicing Order are cumulative.  DWR agrees, and with respect to Utility, it is ordered that the use of any remedy shall not preclude any other remedy available under this Servicing Order.

14.3.

Assignment.

(a)

DWR agrees, and with respect to Utility, it is ordered that except as provided in paragraphs (b), (c) and (d) below, neither Party shall assign or otherwise dispose of this Servicing Order, its right, title or interest herein or any part hereof to any entity, without the prior written consent of the other Party.  DWR agrees, and with respect to Utility, it is ordered that no assignment of this Servicing Order shall relieve the assigning Party of any of its obligations under this Servicing Order until such obligations have been assumed by the assignee.  DWR agrees, and with respect to Utility, it is ordered that when duly assigned in accordance with this Section 14.3(a) and when accepted by the assignee, this  Servicing Order shall be binding upon and shall inure to the benefit of the assignee.  DWR agrees, and with respect to Utility, it is ordered that any assignment in violation of this Section 14.3(a) shall be void.

(b)

Notwithstanding the provisions of this Section 14.3, Utility may delegate its duties under this Servicing Order to an agent or subcontractor, provided that Utility shall remain fully responsible for performance of any delegated duties and shall provide DWR with 30 calendar days’ prior written notice of any such delegation, and further provided that such delegation does not, in the sole discretion of DWR, materially adversely affect DWR’s or its Assigns’ interests hereunder.

(c)

DWR agrees, and with respect to Utility, it is ordered that DWR may assign or pledge its rights to receive performance (including payment of Remittances) hereunder to a trustee or another party (“Assign(s)”) in order to secure DWR’s obligations under its bonds (as that term is defined in the Act), and any such Assign shall be a third party beneficiary of this Servicing Order; provided, however, that this authority to assign or pledge rights to receive performance hereunder shall in no event extend to any person or entity that sells power or other goods or services to DWR.  Notwithstanding the immediately preceding sentence, DWR may assign or pledge its rights to receive Remittances hereunder to another party in order to secure DWR’s other obligations under the Act.

(d)

Any person (i) into which Utility may be merged or consolidated, (ii) which may result from any merger or consolidation to which Utility shall be a party or (iii) which may succeed to the properties and assets of Utility substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Utility hereunder, shall be the successor to Utility under this  Servicing Order without further act on the part of any of the Parties to this  Servicing Order; provided, however, that Utility shall have delivered to DWR and its Assign(s) an opinion of counsel reasonably acceptable to DWR stating that such consolidation, merger or succession and such agreement of assumption complies with this Section 14.3(d) and that all of Utility’s obligations hereunder have been validly assumed and are binding on any such successor or assign.

(e)

Notwithstanding anything to the contrary herein, DWR’s rights and obligations hereunder shall be transferred, without any action or consent of either Party hereto, to any entity created by the State legislature which is required under Applicable Law to assume the rights and obligations of DWR under Division 27 of the California Water Code.

14.4.

Force Majeure.

Neither Party shall be liable for any delay or failure in performance of any part of this  Servicing Order (including the obligation to remit money at the times specified herein) from any cause beyond its reasonable control, including but not limited to, unusually severe weather, flood, fire, lightning, epidemic, quarantine restriction, war, sabotage, act of a public enemy, earthquake, insurrection, riot, civil disturbance, strike, restraint by court order or Government Authority, or any combination of these causes, which by the exercise of due diligence and foresight such Party could not reasonably have been expected to avoid and which by the exercise of due diligence is unable to overcome.  An Insolvency Event shall not constitute force majeure.  Notwithstanding anything to the contrary above, DWR agrees, and with respect to Utility it is ordered that, each Party’s obligation to pay money hereunder shall continue to the extent such Party is able to make such payment, and any amounts owed by Utility hereunder and received by Utility shall be held in trust for DWR (whether or not held together with other monies) and remitted to DWR as soon as reasonably practicable.  DWR agrees, and with respect to Utility it is ordered that, any amounts paid or remitted pursuant to this Section 14.4 shall not bear interest which would otherwise accrue under Section 7.

14.5.

Severability.

DWR agrees, and with respect to Utility, it is ordered that in the event that any one or more of the provisions of this Servicing Order shall for any reason be held to be unenforceable in any respect under Applicable Law, such unenforceability shall not affect any other provision of this Servicing Order, but this Servicing Order shall be construed as if such unenforceable provision or provisions had never been contained herein.

14.6.

Third-Party Beneficiaries.

The provisions of this Servicing Order are exclusively for the benefit of the Parties and any permitted assignee of either Party.

14.7.

Governing Law.

This Servicing Order shall be interpreted, governed and construed under the laws of the State of California as if executed and performed wholly within the State of California.

14.8.

Reserved.

14.9.

Section Headings.

Section and paragraph headings appearing in this Servicing Order are inserted for convenience only and shall not be construed as interpretations of text.

14.10.

Applicable Law.

This Servicing Order and the Parties’ obligations hereunder shall be subject in all cases to the provisions of Applicable Law, except that this Servicing Order shall have no effect on the terms of any agreement between DWR and Utility, as modified from time to time after the Effective Date hereof.  Furthermore, no default under any such other agreement between the Parties shall constitute a default hereunder, and each party hereby waives any right to set off any amounts owing to it under any such other agreement against any amounts owing hereunder.

Should a conflict exist between the provisions contained in this Servicing Order (including the attachments hereto) and either Applicable Law or the 20/20 Program, the provisions of Applicable Law or the 20/20 Program, as the case may be, shall govern.  In the event of a conflict between the provisions of this Servicing Order and any Attachments hereto (including each of the Service Attachments), then the provisions of the Attachments shall govern.  Nothing in this paragraph shall relieve the Parties from complying with their obligations under Section 10 to make amendments to this Servicing Order to reflect changed circumstances, including any amendments necessary due to amendments or supplements to the Operating Order or due to necessary reconciliation with the Operating Order.

14.11.

Reserved.

14.12.

Waivers.

DWR agrees, and with respect to Utility, it is ordered that none of the provisions of this Servicing Order shall be considered waived by either Party unless the Party against whom such waiver is claimed gives such waiver in writing.  DWR agrees, and with respect to Utility, it is ordered that the failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Servicing Order or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.  DWR agrees, and with respect to Utility, it is ordered that waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

14.13.

Reserved.

14.14.

Notices and Demands.

(a)

DWR agrees, and with respect to Utility, it is ordered that except as otherwise provided under this Servicing Order, all notices, demands, or requests pertaining to this Servicing Order shall be in writing and shall be deemed to have been given (i) on the date delivered in person, (ii) on the date when sent by facsimile (with receipt confirmed by telephone by the intended recipient or his or her authorized representative) or electronic transmission (with receipt confirmed telephonically or electronically by the intended recipient or his or her authorized representative) or by special messenger, or (iii) seventy-two (72) hours following delivery to a United States post office when sent by certified or registered United States mail postage prepaid, and addressed as set forth below:

Utility: San Diego Gas & Electric Company

Customer Service - Major Markets

8315 Century Park Court

San Diego, California  92123

Attn:

Dawn Osborne

Customer Choice Manager

Telephone:  (858) 654-1275

Facsimile:  (858) 654-1256

Email:  dosborne@semprautilities.com

DWR: State of California

The Resources Agency

Department of Water Resources

California Energy Resources Scheduling Division

3310 El Camino Avenue, Suite 120

Sacramento, California  95821

Attn:

Jim Olson

Chief Financial Management Office

Telephone:  (916) 574-1297

Facsimile:  (916) 574-0301

Email:  jolson@water.ca.gov

(b)

DWR agrees, and with respect to Utility, it is ordered that each Party shall be entitled to specify as its proper address any other address in the United States, or specify any change to the above information, upon written notice to the other Party complying with this Section 14.14.

(c)

DWR agrees, and with respect to Utility, it is ordered that each Party shall designate on Attachment A the person(s) to be contacted with respect to specific operational matters.  Each Party shall be entitled to specify any change to such person(s) upon written notice to the other Party complying with this Section 14.14.

(d)

DWR agrees, and with respect to Utility, it is ordered that copies of documents required by this Servicing Order to be delivered to the Commission shall be delivered in accordance with this Section 14.14 and shall be addressed as set forth below:

California Public Utilities Commission

505 Van Ness Avenue, 4th Floor

San Francisco, California  94102

Attn:

Sean Gallagher, Esq.

Energy Division Director

Telephone:  (415) 703-2059

Facsimile:  (415) 703-2200

Email:  shg@cpuc.ca.gov

14.15.

Good Faith.

DWR agrees to, and Utility is ordered to, perform all its actions, obligations and duties in connection with this Servicing Order in good faith.

14.16.

Approval.

This 2006 Servicing Order, which amends and restates the 2003 Servicing Order, shall be effective when approved by the Commission.  Except as expressly provided otherwise herein, neither Party may commence performance hereunder until such date.  Any delay in the commencement of performance hereunder as a consequence of waiting for such approval(s) and the expiry of any waiting period shall not be a breach or default under this 2006 Servicing Order.

The First Amended and Restated Servicing Agreement as amended by Amendment No. 1 (the “original Servicing Agreement”), as further amended by the changes set forth in the 2003 Servicing Order and this 2006 Servicing Order, shall remain in full force and effect. All references to the “Servicing Agreement” or to the “Agreement” in the original Servicing Agreement or in the 2003 Servicing Order shall hereafter mean this 2006 Servicing Order, unless the context requires a different interpretation. The Parties intend this 2006 Servicing Order to amend and restate the original Servicing Agreement and the 2003 Servicing Order, and in the event of irreconcilable conflict between the terms of the original Servicing Agreement, the 2003 Servicing Order and this 2006 Servicing Order, the terms of this 2006 Servicing Order shall control.  The 2006 Servicing Order shall be effective at such time it has been approved by the Commission, and until such time, the 2003 Servicing Order shall remain in full force and effect.

14.17.

Attachments.

The following attachments are incorporated in this Servicing Order:

Service Attachment 1 – Utility Billing Services

SA1-1

Service Attachment 2 – DWR Surplus Energy Sales Revenues Remittance

SA2-1

Attachment A -

Representatives and Contacts

A-1

Attachment B -

Remittances of DWR Charges

B-1

Appendix A-1:

Bill Determination - Bundled Customer Bond Charge

A-1-1

Appendix A-2:

Bill Determination - Bundled Customer - Power Charge

A-2-1

Appendix B-1:

Bill Determination - Direct Access Bond Charge

B-1-1

Appendix B-2:

Bill Determination - Direct Access Power Charge

B-2-1

Appendix C-1:

Bill Determination - Customer Generation Departing Load
Bond Charge

C-1-1

Appendix C-2:

Bill Determination - Customer Generation Departing Load
 Power Charge

C-2-1

Appendix D-1:

Bill Determination - Municipal Departing Load Bond Charge

D-1-1

Appendix D-2:

Bill Determination - Municipal Departing Load Power Charge

D-2-1

Appendix E-1:

Bill Determination - Community Choice Aggregation Bond
 Charge

E-1-1

Appendix E-2:

Bill Determination - Community Choice Aggregation Power
 Charge

E-2-1

Attachment C -

Sample Daily and Monthly Reports

C-1

Attachment D -

[Reserved]

D-1

Attachment E -

Additional Provisions

E-1

Attachment F -

Calculation Methodology for Reduced Remittances Pursuant
 20/20 Program

F-1

Attachment G -

SDG&E Fee Schedule

G-1

Attachment H -

[Not Applicable]

H-1

SERVICE ATTACHMENT 1

SAN DIEGO GAS & ELECTRIC COMPANY

UTILITY BILLING SERVICES

Section 1.

Establishment and Maintenance of Utility Billing Services.

To the extent appropriate under Applicable Commission Orders, under Utility Billing Services with respect to Customers, Utility will include DWR Charges with its Utility Charges on such Customers’ Utility Bills on a consolidated basis.  In addition, to the extent appropriate under Applicable Commission Orders, Utility will calculate appropriate DWR Charges under or pursuant to Applicable Law with respect to all Customers and collect DWR Charges by preparing and presenting Utility Bills or by causing to be prepared and presented Non-Utility Bills.  In the event that any portions of DWR Charges are to be collected by a Non-Utility, with bills that have been calculated and prepared by Utility, Utility will cause the appropriate DWR Charges to be included in such Non-Utility Bills for collection on behalf of DWR.

Section 2.

Utility Billing Services Procedures.

2.1.

Compliance with Metering Standards.  Except to the extent that such Services are provided by a third-party:

(a)

Utility shall comply with all metering standards pursuant to Applicable Tariffs.

(b)

Utility shall read and validate data from meters, and edit and estimate such data, under the terms of Applicable Tariffs.

(c)

Utility shall maintain, store and provide current and historical meter and usage data as required by Applicable Tariffs.

2.2.

Presentation of DWR Charges on Utility Bill.

(a)

DWR Charges shall appear on all Utility Bills or Non-Utility Bills on consolidated basis with Utility Charges in the manner and at the time required by Applicable Law and Applicable Tariffs.

(b)

Notwithstanding subsection (a) above, the Utility may change the manner of bill presentation of DWR Charges upon the agreement of DWR or at the request of DWR and upon agreement by the Utility.  Such agreement by DWR or Utility is not to be unreasonably withheld.

(c)

Notwithstanding subsections (a) and (b) above, no change shall be made to Utility Bill formats without the approval of the Commission, if the Commission’s approval is required under Applicable Law and Applicable Tariffs.

(d)

Notwithstanding subsections (a), (b), and (c) above, the Utility Bill shall (i) at all times contain a separate line item for Bond Charge, if applicable, and (ii) (A) so long as DWR is providing Power to Bundled Customers, contain a statement to the effect that the Utility Bills include charges for power provided by DWR for which DWR is collecting “X” cents per kilowatt hour (where X = the applicable Power Charge rate) or, (B) in the case of Customers other than Bundled Customers who are subject to any cost determined to be ongoing DWR power charge component of CRS, then indicate that Utility Bills include Cost Responsibility Surcharge for which DWR is collecting “X” cents per kilowatt hour (where X = the applicable CRS component rate).

2.3.

Billing Costs.

DWR agrees that Utility shall be reimbursed for the reasonable costs of the Billing Services it performs for DWR under this Servicing Order, except for those costs that would have been incurred in providing Billing Services for Customers in the absence of this Servicing Order.  DWR agrees that the Commission has jurisdiction to address any dispute concerning the reasonableness of the costs of Billing Services charged to DWR under this Servicing Order.

2.4.

Adjustments to DWR Charges.

Utility will resolve all disputes with Customers subject to Utility Billing Service relating to DWR Charges consistent with Applicable Tariffs and prevailing industry standards.  Utility will not waive any late payment fee or modify the terms of payment of any amounts payable by Customers subject to Utility Billing Services unless such action is consistent with the action taken with respect to its own Charges and Applicable Tariffs.

In the event that DWR is entitled by Applicable Law to collect any additional charge as a component of DWR Charges, DWR agrees, and Utility is ordered to negotiate the amendment(s) to this Servicing Order that is (or are) appropriate in order to facilitate the calculation and collection of such a charge, and any such amendment shall be submitted to the Commission for approval.  For purposes of this paragraph of Section 2.4, “charge” means any amount that DWR is entitled, under Applicable Law, to assess and collect from a Customer and is intended to be included in the term DWR Charges.

2.5.

Format of Utility Bills.

Utility shall conform to such requirements in respect of the format, structure and text of Utility Bills as Applicable Law and Applicable Tariffs shall from time to time prescribe.  Utility shall, subject to the requirements of Sections 1 and 2 of this Service Attachment 1, determine the format and text of Utility Bills in accordance with its reasonable business judgment, and its policies and practices with respect to its own charges.

2.6.

Customer Notices.

(a)

If DWR Charges are revised at any time, Utility shall, to the extent and in the manner and timeframe required by Applicable Law, provide Customers subject to Utility Billing Services with notice announcing such revised DWR Charges. Such notice shall, as appropriate, include publication, inserts to or in the text of the bills or on the reverse side of bills delivered to such Customers, and/or such other means as Utility may from time to time use to communicate with its Customers subject to Utility Billing Services.  The format of any such notice shall be determined by the mutual agreement of the Parties, subject to approval by the Commission’s public advisor.

(b)

In addition, at least once each year, to the extent permitted by Applicable Law, Utility shall cause to be prepared and delivered to Customers subject to Utility Billing Services a notice stating, in effect, that DWR Power and DWR Charges, including such CRS components of DWR Charges, are owned by DWR and not the Utility, in the case where Utility Bills are presented.  Such notice shall be included, in a manner and format to be agreed upon by the Parties, subject to approval by the Commission’s public advisor, either as an insert to or in the text of the bills or on the reverse side of bills delivered to such Customers subject to Utility Billing Services or shall be delivered to such Customers by electronic means or such other means as Utility may from time to time use to communicate with such Customers.

(c)

To the extent that any DWR Charges are collected through Non-Utility Bills, Utility shall notify the Non-Utility as to any notices and provide inserts or the text of such notices to be sent to Customers.  At least once each year, such notice to be sent by a Non-Utility shall consist of the notice described in Section 2.6(b) above, stating, in effect, that DWR Power and DWR Charges, including such CRS components of DWR Charges, are owned by DWR and not the Non-Utility performing the billing and collection services.

2.7.

Delivery.

Utility shall deliver or cause to be delivered all Utility Bills (i) by United States Mail in such class or classes as are consistent with policies and practices followed by Utility with respect to its own charges or (ii) by any other means, whether electronic or otherwise, that Utility may from time to time use to present its own charges to Customers.  In the case of Utility Billing Service, Utility shall pay from its own funds all costs of issuance and delivery of Utility Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time, except to the extent that the presentation of DWR Charges and any associated bill messages or notices (including, without limitation, bill inserts and published notices) materially increase the costs in which case such increase in costs shall be borne solely by DWR.  To the extent practicable, Utility agrees to give DWR seven calendar days prior written notice of any such additional costs.  Any such increased costs shall be invoiced to DWR as Additional Charges and shall be subject to the provisions of Section 7 of the Servicing Order.

Section 3.

Customer Payments.

Utility shall permit Customers receiving Utility Bills to pay DWR Charges through any of the payment options then offered by Utility to such Customers for payment of Utility Charges appearing on the Utility Bill.  Utility shall not permit Customers to direct how partial payments of balances due on Utility Bills will be applied.  Utility will credit all payments received from a Customer as set forth in Attachment B hereto and Appendices thereto.

Section 4.

Collection and Nonpayment.

4.1.

Collection of DWR Charges.

Utility will collect or cause to be collected DWR Charges in accordance with its standard practices, and will notify Customers subject to Utility Bills of amounts overdue for DWR Charges in accordance with such practices.  Such collection practices shall conform to all requirements of Applicable Law and Applicable Tariffs.  Utility will post all payments for DWR Charges as promptly as practicable, including all payments received from any Non-Utility which are components of DWR Charges, but in no case less promptly than Utility posts payments for Utility Charges.

4.2.

Termination of Customer’s Electrical Service.

Utility shall adhere to and carry out disconnection policies in accordance with Applicable Law.

Section 5.

Taxes and Fees Service.

Subject to Section 7.3, Utility will calculate and collect through Utility Bills or Non-Utility Bills and remit to the various authorities the taxes and fees assessed to Customers on DWR Charges.

Section 6.

Late Payments.

In the event that Utility receives late payment interest charges from a Customer subject to Utility Billing Service, such payment shall be allocated to DWR based upon the same proportion that DWR Charges bear to the total Utility Charges on the Utility Bill.  Other than the third-party fees or costs set forth in Section C3 of Attachment B hereto, Utility shall not allocate to DWR any other additional late payment service charges or collection fees (including but not limited to disconnection or reconnection services or similar charges related to Customer defaults).

SERVICE ATTACHMENT 2

SAN DIEGO GAS & ELECTRIC COMPANY

DWR SURPLUS ENERGY SALES REVENUES REMITTANCE

Consistent with the principles set forth in Exhibits C and D of the Operating Order (as such Exhibits may be amended or supplemented on or after the Effective Date of this 2006 Servicing Order), Utility shall determine and remit DWR Surplus Energy Sales Revenues, consisting of a Preliminary Monthly Surplus Energy Sales Remittance Amount and a Delivery Month Surplus Energy Sales True-up Amount with respect to each Delivery Month, all as further provided in this Service Attachment 2.  Each “Delivery Month” consists of all days on or after the Operating Order Effective Date within a calendar month of the Term, including the calendar month of the Operating Order Effective Date.  Any capitalized term used but not defined in this Service Attachment 2 shall have the meanings provided in Exhibit C of the Operating Order or this Servicing Order.

1.

Definitions.

“Preliminary Hourly DWR Surplus Energy Sales Amount” is the product of (i) the Preliminary Hourly DWR Surplus Energy Percentage multiplied by (ii) the hourly Surplus Energy Sales Revenues resulting from Forward Market Sales determined in accordance with the principles in Exhibit C of the Operating Order.  The Preliminary Hourly DWR Surplus Energy Percentage is the DWR Surplus Energy Percentage determined in accordance with the principles in Exhibit C of the Operating Order using the most up-to-date scheduled DWR Supply and Utility Supply information available to Utility and a reasonable estimate of ISO Uninstructed Energy.

“Final Hourly DWR Surplus Energy Sales Amount” is DWR’s share of the hourly Surplus Energy Sales Revenues resulting from the Forward Market Sales and the ISO Real-Time Market Sales determined in accordance with the principles in Exhibits C and D of the Operating Order.

2.

Preliminary Monthly Surplus Energy Sales Remittance Amount.  By the 23rd day of the month, or if such date is not a Utility Business Day then the immediately succeeding Utility Business Day, during the Term (each, a “Monthly Settlement Date”), Utility shall calculate and notify DWR in writing as to the “Preliminary Monthly Surplus Energy Sales Remittance Amount,” which is the aggregation of all Preliminary Hourly DWR Surplus Energy Sales Amounts within the subject Delivery Month.  By the Monthly Settlement Date, the calculation of the Preliminary Monthly Surplus Energy Sales Remittance Amount shall be presented to DWR in the Preliminary Surplus Energy Sales Calculation Summary Report substantially in the form set forth in Section 2B of Attachment C to this Servicing Order.

By the second Utility Business Day following each Monthly Settlement Date, Utility shall remit to DWR the Preliminary Monthly Surplus Energy Sales Remittance Amount to the extent that Utility received such revenues as of the Monthly Settlement Date.  The remittance of the Preliminary Monthly Surplus Energy Sales Remittance Amount shall be accompanied by an entry in the Surplus Energy Sales Payment Report, substantially in the form set forth in Section 2A of Attachment C to this Servicing Order.

3.

Final Monthly Surplus Energy Sales Remittance Amount.  By the Monthly Settlement Date, Utility shall also calculate the “Final Monthly Surplus Energy Sales Remittance Amount,” which is the aggregation of all Final Hourly DWR Surplus Energy Sales Amounts with respect to a Delivery Month that is the same calendar month as the ISO trade month for which the ISO Final Market Invoice is due before the Monthly Settlement Date, as well as any Additional Adjustments contemplated in Section 6 of this Service Attachment 2.  The ISO Final Market Invoice due dates are specified in the ISO annual payment calendar.  By the Monthly Settlement Date, Utility shall (a) present the calculation of the Final Monthly Surplus Energy Sales Remittance Amount to DWR in the Final Surplus Energy Sales Calculation Summary Report substantially in the form set forth in Section 2C of Attachment C to this Servicing Order and (b) submit to DWR the Real Time Surplus Energy Sales Calculation Supporting Workbook substantially in the form set forth in Section 2D of Attachment C to this Servicing Order.  Utility will also provide to DWR the Real Time Surplus Energy Sales Calculation Resource Location ID Master List in accordance to the timeline and substantially in the form set forth in Section 2E of Attachment C to this Servicing Order.

4.

Delivery Month Surplus Energy Sales True-up Amount.  By each Monthly Settlement Date, Utility will subtract the Preliminary Monthly Surplus Energy Sales Remittance Amount previously remitted to DWR for the subject Delivery Month from the Final Monthly Surplus Energy Sales Remittance Amount as set forth in Section 3 of this Service Attachment 2 to determine the “Delivery Month Surplus Energy Sales True-up Amount” and present such calculation as appropriate entries in the Final Surplus Energy Sales Calculation Summary Report as specified in Section 2C of Attachment C to this Servicing Order.  By the second Utility Business Day following the Monthly Settlement Date of each month, Utility shall remit such Delivery Month Surplus Energy Sales True-up Amount to DWR if the amount is positive, to the extent that Utility received such revenues as of the Monthly Settlement Date.  If the Delivery Month Surplus Energy Sales True-up Amount is negative, this negative True-up Amount may be used to offset the prospective Preliminary Monthly Surplus Energy Sales Remittance Amount and, if the negative True-up Amount exceeds the prospective Preliminary Monthly Surplus Energy Sales Remittance Amount, the Utility and DWR shall confer concerning the offset of the excess amount.  Any remittances or request for DWR payment to be prepared under this Section 4 shall be accompanied by an appropriate entry in the Surplus Energy Sales Payment Report as specified in Section 2A of Attachment C to this Servicing Order.

5.

Adjustments and True-ups.  If for any period of three consecutive months, the absolute value of the difference between the three-month aggregate Preliminary Monthly Surplus Energy Sales Remittance Amount and the three-month aggregate Final Monthly Surplus Energy Sales Remittance Amount resulting from Forward Market Sales is greater than 10% for such period, the Parties shall negotiate changes to the methodology provided in this Service Attachment 2 so as to reasonably reduce the Forward Market Sales portion of the Delivery Month Surplus Energy Sales True-up Amount for future months.  Either Party may, in addition to any other remedies available to the Party, submit the matter to the Commission or other appropriate forum for resolution in the event that the Parties cannot mutually agree to a revised methodology.

6.

Additional Adjustments.  The Final Monthly Surplus Energy Sales Remittance Amount of a month may also reflect any Additional Adjustments to the Surplus Energy Sales Revenue of a month for which a prior Delivery Month Surplus Energy Sales True-up Amount has been remitted.  Additional Adjustments shall consist of any Delivery Month Surplus Energy Sales True-up Amount that Utility received after a prior Delivery Month Surplus Energy Sales True-up Amount remittance and those adjustments mutually agreed to by the Parties, adjustments as a result of settled disputes between the Utility and the third-party purchaser of surplus Power or adjustments expressly permitted under the Contract Allocation Order or by Applicable Law or the Operating Order, as may be amended from time to time.

Each Additional Adjustment shall be accompanied by a detailed written report in a form to be mutually acceptable to the receiving Party.  As reasonably requested by DWR, Utility shall provide supporting documentation of any Additional Adjustments.

7.

DWR Right to Verify Monthly Surplus Energy Sales Remittance Amount.  DWR agrees that it shall have the right but not the obligation following the receipt of the Final Surplus Energy Sales Calculation Summary Report for each Delivery Month to conduct such verification procedures as determined reasonably necessary.  In the event that DWR does not agree with the Final Monthly Surplus Energy Sales Remittance Amount following its verification, and to the extent that informal procedures do not resolve the differences identified by DWR, DWR agrees that it will notify Utility in writing of a dispute with respect to such remitted amount.  If the Parties are unable to resolve any disputes relating to such DWR Surplus Sales Energy Revenues, either Party may, upon giving five Business Days’ notice to the other Party pursue such appropriate remedies including the submission of the dispute to the Commission or other appropriate forum for proposed resolution.

A-2

ATTACHMENT A

SAN DIEGO GAS & ELECTRIC COMPANY

REPRESENTATIVES AND CONTACTS

A.

Parties Representatives:

Utility Representative:

San Diego Gas & Electric Company

Customer Service - Major Markets

8315 Century Park Court

San Diego, California 92123

Attn: Dawn Osborne

Customer Choice Manager

Telephone:

(858) 654-1275

Facsimile:

(858) 654-1256

Email: dosborne@semprautilities.com

DWR Representative:

State of California

The Resources Agency

Department of Water Resources

California Energy Resources Scheduling Division

3310 El Camino Avenue, Suite 120

Sacramento, California 95821

Attn:

Jim Olson

Chief Financial Management Office

Telephone:

(916) 574-1297

Facsimile:

(916) 574-0301

Email: jolson@water.ca.gov

B.

Utility Contact Persons:

The Utility shall make the following contact person(s) available with respect to the operational matters described below:

1.

Billing Services:

San Diego Gas & Electric Company

Financial Reporting & Remittance:

Financial Accounting

101 Ash Street, PZ05B

San Diego, California 92101

Attn: Alan Burye

Principal Accountant

Telephone:

(619) 696-2221

Facsimile:

(619) 696-4182

Email: aburye@semprautilities.com

For Utility Fees & Charges:

San Diego Gas & Electric Company

Customer Service - Major Markets

8315 Century Park Court

San Diego, California 92123

Attn: Dawn Osborne

Customer Choice Manager

Telephone:

(858) 654-1275

Facsimile:

(858) 654-1256

Email: dosborne@semprautilities.com

2.

Scheduling, Delivery and Transmission:

San Diego Gas & Electric Company

Electric and Gas Procurement

8315 Century Park Court, CP21D

San Diego, California 92123

Attn:

Michael Strong

Manager of Electric and Gas Settlements

Telephone:

(858) 650-6154

Facsimile:

(858) 650-6190

Email: mgstrong@semprautilities.com

3.

Surplus Energy Power Sales Remittances:

San Diego Gas & Electric Company

Electric and Gas Procurement

8315 Century Park Court, CP21D

San Diego, California 92123

Attn:

Michael Strong

Manager of Electric and Gas Settlements

Telephone:

(858) 650-6154

Facsimile:

(858) 650-6190

Email: mgstrong@semprautilities.com

4.

Utility Filings Impacting DWR Charges:

San Diego Gas & Electric Company

Electric and Gas Procurement

8330 Century Park Court, CP32C

San Diego, California 92123

Attn:

Todd Cahill

Regulatory Tariff Manager

Telephone:

(858) 654-1745

Facsimile:

(858) 654-1788

Email: tcahill@semprautilities.com

C.

DWR Contact Persons:

DWR will make the following contact persons available with respect to each of the operational matters described in Section B above:

State of California

The Resources Agency

Department of Water Resources

California Energy Resources Scheduling Division

3310 El Camino Avenue, Suite 120

Sacramento, California  95821

Attn:

Jim Olson,

Chief Financial Management Office

Telephone:  (916) 574-1297

Facsimile:  (916) 574-0301

Email:  jolson@water.ca.gov

With a copy to:

Michael Wofford,

Chief IOU Remittance Section

Telephone:  (916) 574-0317

Facsimile:  (916) 574-2214

Email:  mwofford@water.ca.gov

ATTACHMENT B

SAN DIEGO GAS & ELECTRIC COMPANY

REMITTANCES OF DWR CHARGES

Consistent with the remittance methodology set forth in this Attachment B, SDG&E shall remit DWR Charges, consisting of all applicable Fund Types with respect to each applicable Customer Type, on each Utility Business Day of the Term.

A.

Billing and Remittance of DWR Charges

In providing Utility Billing Services set forth in Service Attachment 1, the amount included in Utility Bills for the applicable Fund Type of the Customer Type of the DWR Charge shall be calculated by SDG&E as provided in the corresponding Appendix to this Attachment B.  By the 7th Utility Business Day after the end of a billing month during the Term, SDG&E will provide to DWR a Monthly Billing Report substantially in the form set forth in Section 1B of Attachment C.

Customer payments for DWR Charges will be collected by SDG&E on behalf of DWR, all as further provided in this 2006 Servicing Order.  SDG&E shall remit payments for DWR Charges on a daily basis following the process described in Section B of this Attachment B.

Customer payments for Utility Bills shall be allocated and applied using SDG&E’s payment posting priority process described below in Section G of this Attachment B.  All partial payments to SDG&E for Utility Bills will be prorated based on the said payment posting priority.  During SDG&E’s nightly processing during any Utility Business Day, payments for DWR Charges that SDG&E collects on behalf of DWR will be identified and aggregated separately for each Fund Type on all applicable Customer Types, and be credited to DWR’s account and be transmitted on the next Utility Business Day, separately for each Fund Type on all Customer Types by electronic funds transfer.  The Parties’ first preference for electronic funds transfer will be by ACH and their secondary preference will be by wire transfer.  SDG&E process timing will dictate which electronic funds transfer will be used.

With respect to each Daily Remittance of DWR Charges, SDG&E shall clearly identify the appropriate Fund Type.  In determining the Daily Remittance amount of a Fund Type from an applicable Customer Type, SDG&E may net the amount due to DWR against the amount owed to SDG&E only if the adjustment amount belongs to the same Fund Type from the same Customer Type and SDG&E has obtained prior consent from DWR, which consent shall be given on a case by case basis.

B.

Proposed Process and Timeline for DWR Automated Daily Remittance

1.

Utility Business Day 0 – SDG&E receives Customer payment and payments are processed.  SDG&E’s billing system identifies payments and applies DWR portion based on pre-established payment posting criteria, representing a constructive account for DWR.  The Parties acknowledge that payments received from Customers consist of payments to SDG&E and payments to DWR and that until DWR’s portion is remitted to DWR, such funds will be held together by SDG&E.  Until remitted to DWR, SDG&E shall hold DWR’s portion of payments in trust for the benefit of DWR (whether or not held together with other monies), consistent with Applicable Law.

2.

Utility Business Day 1 - Payments are sent to DWR by 12:00 noon based on remittance schedule.  DWR acknowledges delays of up to 3 Utility Business Days may occur due to errors, system failures and other factors.  DWR agrees that such delays shall not constitute a default pursuant to Section 5.2 of the Servicing Order; provided, however, that SDG&E shall undertake commercially reasonable efforts to rectify any cause for such delay.  SDG&E shall promptly notify DWR when any such delay occurs and the expected date for returning to the normal schedule.  In cases where ACH electronic payment is remitted, SDG&E will remit to its bank on Utility Business Day 1.  DWR agrees that this payment meets SDG&E’s remittance schedule requirements pursuant to this Attachment B.

3.

Adjustments for misapplied payments, returned checks, payment transfers, and miscellaneous adjustments will be reflected in the Remittance with respect to each Fund Type of applicable Customer Type, as those adjustments are made in SDG&E’s billing system.

4.

Daily Remittances shall be accompanied by a single Daily Remittance Report separately identifying the remitted amounts of DWR Charges of each Fund Type of each Customer Type, substantially in the form set forth in Section 1A of Attachment C.

C.

Collection of DWR Charges

1.

As permitted by Applicable Law, SDG&E will disconnect Customers’ electric service for unpaid DWR Charges.  Disconnection for DWR Charges will be performed in the same manner as SDG&E disconnects for its own charges and consistent with Applicable Tariffs.

2.

Responsibility for collection of any DWR Charges that remain unpaid 180 calendar days after the final statement was issued shall become the sole responsibility of DWR.  However, Customer payments received by SDG&E after such reversion to DWR will continue to be applied on a pro-rata basis to DWR.

3.

SDG&E may use collection agency services to recover outstanding balances on Customers’ closed accounts.  When DWR receives benefit of such services through recovery of payments to Customer accounts, Parties agree that DWR’s Remittances will be adjusted to account for the pro-rata share of collection agency fees associated with DWR’s portion of recovered charges.

By the 7th Utility Business Day after the end of a billing month during the Term, SDG&E will provide to DWR a Monthly DWR Charge-Off and Recovery Report, substantially in the form set forth in Section 1E of Attachment C.

D.

Survival of Payment Obligations

SDG&E has the right but not the obligation to pursue collection of DWR Charges after 180 calendar days following the termination of this Servicing Order pursuant to Section 5.  Provided, however, SDG&E may continue collection services for a period of 3 years after the Customer’s account was closed if prior to the termination of this Servicing Order the Parties reach a mutually satisfactory arrangement either to (i) reimburse SDG&E for its estimated reasonable costs to continue with collection and allocation activities for such period or (ii) estimate the amount of collections that are reasonably likely to be recovered, which amount (including discounts for cash flow impacts) SDG&E shall promptly remit to DWR in full satisfaction of its collection services.

E.

Deposits Securing DWR Charges

In accordance with Applicable Tariffs, SDG&E shall collect security deposits from Customers and return those security deposits to Customers.  Such security deposits will be applied pro rata to DWR Charges in the event a Customer’s billing account with SDG&E is closed.

F.

Other Operating Revenue Collected by SDG&E

DWR shall have no rights in or entitlements to charges associated with SDG&E’s collection or payment activities, including but not limited to, returned check charge, reconnection of service charge, field assignment charge, and other service charges related to billing, payment, or collections.  However, pursuant to Section 6 of Service Attachment 1, late payment interest charges will be applied pro-rata to DWR Charges.  By the 7th Utility Business Day of each billing month during the Term, SDG&E will provide to DWR a Monthly Late Payment Charge Report presenting the calculation of pro-rata sharing of late payments for the preceding month substantially in the form set forth in Section 1D of Attachment C.

G.

Payment Posting Priority for Utility Billing

l.

Priority

Payment posting rules for Utility Bills will assign equal priority to SDG&E gas and electric energy and service charges and DWR Charges to the extent that such charges are presented on a Utility Bill.  To the extent a Customer’s security deposit request has been included on the customer’s monthly billing statement, the Customer’s payment will be first applied to the outstanding deposit amount.  Thereafter, payments will be prorated among disconnectible SDG&E gas and electric energy and service charges and DWR Charges based on the amount owing in each statement, beginning with the oldest statement.  SDG&E’s payment posting priority enables SDG&E to make timely payments to SDG&E, DWR, and other agencies/Cities where SDG&E is required to collect surcharges, fees and taxes.  Any other outstanding disconnectible and non-disconnectible charges will be paid with any remaining credit balance.

2.

Payment Posting Rules for Utility Billing

a.

Payments will be applied to outstanding charges from the oldest statement first.

b.

The amount of payment applied to SDG&E’s gas and electric energy/service charges on a Utility Bill will be applied on a pro-rata basis between SDG&E gas and electric energy/service charges in the following illustrative manner:

Sample:	Electric	Gas	Total
Bill Date 1/10/06	$100.00	$100.00	$200.00
% of Total	50%	50%	100%
Payment 1/25/06	$50.00	$50.00	$100.00
% of Total	50%	50%	100%

3.

To the extent that SDG&E’s Utility Bill also includes applicable DWR Charges, the amount of payment/credit applied for electric energy/services on such Utility Bill will be prorated among all unpaid disconnectible SDG&E electric energy/service charges and DWR Charges based on the amount owing in each category in the following illustrative manner:

Sample:	SDG&E	Sum of All DWR Charges	FF/Taxes	Total
Bill Date 1/10/06	$35.00	$60.00	$5.00	$100.00
% of Total Billed	35%	60%	5%	100%
Payment 1/25/06	$17.50	$30.00	$2.50	$50.00
% of Total Payment	35%	60%	5%	100%

4.

The payment/credit for the sum of all DWR Charges determined in Step 3 above shall be further prorated between unpaid DWR Power Charge and Bond Charge of a Customer Types in the following illustrative manner:

Sample:	Power Charge	Bond Charge	Total
Bill Date 1/10/06	$54.00	$6.00	$60.00
% of Total Billed DWR Charges	90%	10%	100%
Total Payment Credited to DWR 1/25/06	$27.00	$3.00	$30.00
% of Total Payment Credit to DWR 1/25/06	90%	10%	100%

H.

Reporting of DWR Charges Billing, Collection and Remittance

Prior to the Effective Date, SDG&E has sent e-mail notices to DWR at least monthly that provided the following billing data or information of DWR Charges as such charges became effective.

•

Daily aggregate of billed individual Customer consumptions for each Customer Type relating to DWR Charges;

•

Daily aggregate of billed individual Customer consumptions subject to each Fund Type on each applicable Customer Type, excluding Customer consumptions relating to Power Charge and Bond Charge on Bundled Customers;

•

DWR’s share of daily aggregate of billed individual Bundled Customer consumptions for determining Power Charge on Bundled Customers; and

•

Daily aggregate of billed dollar amounts for each Fund Type on each applicable Customer Type.

In addition, the billed individual Customer consumption and dollar amount for a Fund Type on a Customer Type in the billing data or information listed above would have been and will continue to be determined consistent with the methodology provided in the appropriate Appendix to this Attachment B.

Further, SDG&E sent e-mail notices to DWR each Utility Business Day prior to the Effective Date that provided the following remittance information of DWR Charges as such charges became effective.

•

Remittance processing date;

•

Daily Remittance amounts for each Fund Type on each applicable Customer Type; and

•

Previous month recovery of charged off amounts.

Also prior to the Effective Date, SDG&E sent e-mail notices to DWR each month that provided a Monthly Late Payment Charge Report presenting the calculation of pro-rata sharing of late payment charge collection and a Monthly DWR Charge and Recovery Report presenting information concerning the charge-off and recovery of DWR Charges.

On and after the Effective Date, SDG&E will provide the reports contemplated in this Attachment B, substantially in the forms set forth in Attachment C or as may from time to time be modified as mutually agreed to by the Parties or ordered by the Commission.  To the extent that a different collection rate is to be applied to a sub-group within a Customer Type identified in the 2006 Servicing Order pursuant to a future Applicable Commission Order, unless SDG&E and DWR mutually agree to a different reporting format, SDG&E will provide the same information identified in the reporting form related to the original Customer Type as to any sub-group identified within that Customer Type.

Unless expressly provided otherwise, on and after the Effective Date of this Servicing Order, SDG&E is directed to transmit to DWR all the reports contemplated in Attachment B via secure electronic means or email (password protected or otherwise, as more specifically provided in Attachment C), provided in Microsoft Excel® workbook file format or, to the extent necessary from time to time in comma separated value or fixed width text files, all as further provided in Attachment C.

I.

Historical Remittance Methodologies

Historical remittance methodologies for specific Fund Types on specific Customer Types for specific historical time periods may differ from the remittance methodologies described in this Attachment B.  Such historical remittance methodologies are included in the appropriate Appendices to this Attachment B.

J.

Utility Filings Impacting DWR Charges

To the extent that SDG&E intends to revise (i) any effective remittance rate for any DWR Charge or (ii) any SDG&E collected rates which would modify effective remittance rate for any CRS component, in either case, applicable to a Customer Type being collected under this 2006 Servicing Order through a filing prepared and submitted by SDG&E to the Commission (hereinafter “DWR Charge Revision”), SDG&E will notify DWR of any such future Commission filings as provided in this Paragraph.  Unless the Commission fails to provide SDG&E with at least two (2) Utility Business Days’ notice of a requirement to file a DWR Charge Revision, no less than two (2) Utility Business Days prior to SDG&E’s submission of the filing to the Commission, SDG&E will notify the DWR Contact Persons listed in Section C of Attachment A (“DWR Contact Persons”) or other DWR representative as mutually agreed to by the Parties, that SDG&E intends to submit a filing to the Commission that changes the effective DWR Charge remittance rate; provided, however, that in the event that SDG&E has less than two (2) Utility Business Days’ notice of a requirement to file, SDG&E will notify DWR as soon as is practicable.  In the event that the Commission has directed SDG&E and DWR to work collaboratively on the DWR Charge Revision, SDG&E will provide the relevant supporting work papers for the DWR Charge Revision to DWR no later than the time SDG&E provides notice as specified in this paragraph.  With respect to all other DWR Charge Revisions filed by SDG&E, after filing of the DWR Charge Revision with the Commission, SDG&E will provide the relevant supporting work papers for a DWR Charge Revision if such papers are requested by DWR.  Upon submission of the filing to the Commission, SDG&E will forward a copy of the final SDG&E filing to the DWR Contact Persons within two (2) Utility Business Days of the filing date.  When the Commission notifies SDG&E of its action concerning the filing, SDG&E will provide a copy of the Commission’s letter, resolution, or other document concerning the filing to the DWR Contact Persons within five (5) Utility Business Days of receipt thereof.  SDG&E further agrees to maintain a summary of its Commission filings concerning DWR Charges and other matters covered by this 2006 Servicing Order, and SDG&E will forward an updated copy of such summary to the DWR Contact Persons within 30 days of the end of each calendar quarter.  SDG&E’s non-compliance with its obligations under this Paragraph J will not constitute a material breach under this 2006 Servicing Order and shall not be considered an Event of Default under this 2006 Servicing Order.

K.

Collection of DWR Charges through Non-Utility Bills

In the event that any component of DWR Charges are calculated by SDG&E but billed and collected through Non-Utility Bills, SDG&E will agree to provide daily and monthly reports with respect to collections remitted through Non-Utility Bills in the same format as the Fund Type of the Customer Type provided in Attachment C of this 2006 Servicing Order.  To the extent that any of the requested data included in the reports are not reasonably available to SDG&E, upon notification by SDG&E, DWR agrees to modify the affected reports to be able to reasonably address the concerns of the Parties.

APPENDIX A-1

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - BUNDLED CUSTOMER BOND CHARGE

This Appendix A-1 to Attachment B of the Servicing Order sets forth specific methodology to be applied in determining the billed dollar amount of Bond Charge on a Bundled Customer.

The dollar amount of Bond Charge billed or re-billed to a Bundled Customer is the product of (i) the electric consumption subject to Bond Charge billed or re-billed to the Bundled Customer and (ii) the Bundled Customer Bond Charge rate applicable to the period of such electric consumption.  All electric consumption of a Bundled Customer is subject to Bond Charge unless exempt by Applicable Commission Orders.

In cases in which the Bundled Customer Bond Charge rate changes during the period of the electric consumption subject to Bond Charge billed or re-billed to a Bundled Customer, SDG&E shall apply each of the differing Bundled Customer Bond Charge rates over such period to a portion of such consumption in proportion to the number of calendar days within the period that each rate was effective.

APPENDIX A-2

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - BUNDLED CUSTOMER POWER CHARGE

This Appendix A-2 to Attachment B of the Servicing Order sets forth specific methodology to be applied in determining the billed dollar amount of Power Charge on a Bundled Customer.  In addition, this Appendix A-2 provides an account of historical remittance methodologies for Bundled Customer Power Charge applicable for specific historical time periods.  All capitalized terms shall have the meanings set forth in the body of the Servicing Order or Attachment B; provided that any capitalized terms specifically defined and used in this Appendix A-2 shall have the meanings set forth herein and, unless otherwise stated, such defined terms shall only apply in this Appendix A-2.

A.

Determination of Billed Dollar Amount for Power Charge on a Bundled Customer

The dollar amount of Power Charge billed or re-billed to a Bundled Customer shall be the product of (i) the electric consumption billed or re-billed to the Bundled Customer (ii) the Bundled Customer Power Charge rate in dollar per kilowatt-hour applicable to the period of the consumption and (iii) the corresponding “Individual Customer Billing Cycle Average DWR Percentage” (described below).

In cases in which the Bundled Customer Power Charge rate changes during the period of the electric consumption subject to Power Charge billed or re-billed to a Bundled Customer, SDG&E shall apply each of the differing Bundled Customer Power Charge rates over such period to a portion of such consumption in proportion to the number of calendar days within the period that each rate was effective.

SDG&E shall determine the “Individual Customer Billing Cycle Average DWR Percentage” over the period of electric consumption subject to Power Charge billed or re-billed to a Bundled Customer as the average of all hourly “Rate Group Average DWR Energy Percentages” over such period weighted by the statistical or dynamic load profile of the rate group of the Bundled Customer over the same period.  SDG&E shall calculate each hourly “Rate Group Average DWR Energy Percentage” of a rate group as the rate group pro rata share of the Hourly Percentage Factor described in Part I and Part II of this Appendix A-2, in proportion to the rate group’s statistical or dynamic load profile in the same hour as further detailed in SDG&E’s Tariff.

SDG&E shall determine the “Hourly Percentage Factor” in accordance with the principles set forth in Attachment H of the 2003 Servicing Order, which included Part I that provides the detailed process of the More Precise Remittance Methodology applicable for Power Charges from Bundled Customers before the Operating Order Effective Date and Part II that provides the detailed process of the Post-Transition Remittance Methodology applicable for Power Charges on Bundled Customers on and after the Operating Order Effective Date.  With formatting changes, Attachment H of the 2003 Servicing Order is provided below in Part I and Part II of this Appendix A-2.

Part I:

More Precise Remittance Methodology

The methodology in this Part I shall be applied for remittance of Power Charges from Bundled Customers before the Operating Order Effective Date.

a).

SDG&E Remittance Percentage Calculation and True-up

In accordance with SDG&E’s Schedule EECC, as it may be modified or superseded by the Commission from time to time, SDG&E calculates each hour the percentage of Bundled Customers electricity use that is supplied by DWR (the “Hourly Percentage Factor”).  This percentage is calculated using Final Hour-Ahead Schedules that reflect estimated Customer electricity use.  “Estimated Customer Use” shall be defined as the forecasted Customer usage used to establish the Final Hour-Ahead Schedule adjusted using other data that may become available within one day of the Trade Day, as appropriate, to more accurately reflect actual Bundled Customer usage. As final settlement statements reflecting actual meter data and electricity deliveries are received from the ISO, SDG&E will calculate the actual Hourly Percentage Factors.  For each hour, the estimated Hourly Percentage Factor will be subtracted from the actual Hourly Percentage Factor to determine the Hourly Percentage Factor difference.  At the end of each month, a weighted average Hourly Percentage Factor difference will be calculated using all trade dates for which SDG&E has received from the ISO final settlement statements during such month.  This weighted average difference will then be adjusted, if necessary, by commodity revenue dollars for the different periods to obtain an adjustment percentage that will be applied as an hourly adjustment in the next month’s calculations of Hourly Percentage Factors.

b).

Detailed Process

l.

Hourly Percentage Factor Calculation - This calculation is performed on T+1 (the day after the energy is used).

For each day T (trade date) SDG&E will retrieve from ISO published CERS hour-ahead final schedule the amount of DWR energy that is scheduled from SDG&E.

For each day T SDG&E will develop estimates of Bundled Customer usage and imbalance energy for each hour.

These two components, along with output from the True-up Process, will be used to calculate the Hourly Percentage Factor.  SDG&E will calculate the Hourly Percentage Factor for each hour of a trade day T by: (i) dividing the CERS’ Final Hour Ahead Schedule plus estimated imbalance energy schedule for such hour by the SDG&E Estimated Customer Usage for such hour; and (ii) adding the true-up adjustment percentage applicable for the current month, calculated in accordance with Section B.2, below.

2.

True-up Process.  The ISO publishes final settlement statements on T + 51 Utility Business Days.  The actual meter data on the final settlement statements will be used to calculate the actual Hourly Percentage Factor.  The CERS Hour Ahead Final Schedule quantity will be divided by the actual meter data to obtain the actual Hourly Percentage Factor, except that during the term of the Restated Letter Agreement, the sum of the CERS Hour Ahead Final Schedule quantity and the imbalance energy for each corresponding hour will be divided by the actual meter data to obtain the actual Hourly Percentage Factor.

For each hour, the estimated Hourly Percentage Factor will be subtracted from the actual Hourly Percentage Factor to determine the Hourly Percentage Factor difference.

At the end of each month, a weighted average Hourly Percentage Factor difference will be calculated using all trade dates for which final settlement statements were received during that current month.  The weight for the average will be the total Customer load, based on actual meter data for each hour. For all trade dates, for which final settlement statements were received during the current month, the actual meter data will be obtained.  For each hour, the Hourly Percentage Factor difference will be multiplied by the actual meter data for that hour and then divided by the sum of actual meter data for all hours in the month.  All the individual hour weighted results for that month will then be summed to obtain the weighted average Hourly Percentage Factor difference.

The Hourly Percentage Factor will then be adjusted by the commodity revenue dollars for the two time periods: (i) trade dates for which final settlement statements were received, and (ii) next calendar month).  Average commodity revenue dollars represent the combined billed electric commodity revenues for both SDG&E and DWR (in dollars).  The weighted average Hourly Percentage Factor difference will be multiplied by commodity revenue dollars for the trade dates for which final settlement statements were received divided by next forecasted average commodity revenue dollars for the next calendar month.

This adjusted percentage will then be applied as the true-up adjustment percentage in the next month’s Hourly Percentage Factor calculations. The true-up adjustment percentage will be added to the calculation of the Hourly Percentage Factor in accordance with Item 1 of this Part I.

Part II

Post-Transition Remittance Methodology

The methodology in this Part II shall be applied for remittance of Power Charge on Bundled Customers on and after the Operating Order Effective Date.

a).

SDG&E Remittance Percentage Calculation and True-up

In accordance with SDG&E’s Schedule EECC, as it may be modified or superseded by the CPUC from time to time, SDG&E calculates each hour the percentage of Bundled Customers electricity use that is supplied by DWR (the “Hourly Percentage Factor”).  This percentage is calculated using Final Hour-Ahead Schedules and other information reasonably available to SDG&E within one day of the Trade Day that reflect estimated dispatched quantities of SDG&E integrated portfolio resources including the Allocated Contracts as well as estimated Bundled Customer electricity use.  “Estimated Customer Use” shall be defined as the forecasted Customer usage used to establish the Final Hour-Ahead Schedule adjusted using other data that may become available within one day of the Trade Day, as appropriate, to more accurately reflect actual Customer usage.  As final settlement statements reflecting actual meter data and electricity deliveries are received from the ISO, SDG&E will calculate the actual Hourly Percentage Factor.  For each hour, the estimated Hourly Percentage Factor will be subtracted from the actual Hourly Percentage Factor to determine the Hourly Percentage Factor difference.  At the end of each month, a weighted average Hourly Percentage Factor difference will be calculated using all trade dates for which SDG&E has received from the ISO final settlement statements during such month.  This weighted average difference will then be adjusted, if necessary, by commodity revenue dollars for the different periods to obtain an adjustment percentage that will be applied as an hourly adjustment in the next month’s calculations of Hourly Percentage Factor.

b).

Detailed Process

1.  Hourly Percentage Factor Calculation.  This calculation is performed on T + 1 (the day after the energy is used).

For each day T (trade date) SDG&E will retrieve from ISO published hour-ahead final schedules of SDG&E integrated portfolio resources including the Allocated Contracts.

For each day T, SDG&E will develop estimates of Bundled Customer usage.

These two components, along with output from the True-up Process, will be used to calculate the Hourly Percentage Factor.  SDG&E will calculate the Hourly Percentage Factor for each hour of a trade day T in accordance with the principles provided in Exhibit C of the Operating Order; and (ii) adding the true-up adjustment percentage applicable for the current month, calculated in accordance with Item.2 below.

2.  True-up Process.  The ISO publishes final settlement statements on T + 51 Utility Business Days.  The actual meter data on the final settlement statements will be used to calculate the actual Hourly Percentage Factor in accordance with the principles provided in Exhibit C of the Operating Order.

For each hour the estimated Hourly Percentage Factor will be subtracted from the actual Hourly Percentage Factor to determine the Hourly Percentage Factor difference.

At the end of each month, a weighted average Hourly Percentage Factor difference will be calculated using all trade dates for which final settlement statements were received during that current month.  The weight for the average will be the total Bundled Customer load, based on actual meter data for each hour.  For all trade dates, for which final settlement statements were received during the current month, the actual meter data will be obtained.  For each hour, the Hourly Percentage Factor difference will be multiplied by the actual meter data for that hour and then divided by the sum of actual meter data for alt hours in the month.  All the individual hour weighted results for that month will then be summed to obtain the weighted average Hourly Percentage Factor difference.

The Hourly Percentage Factor will then be adjusted by the commodity revenue dollars for the two time periods: (i) trade dates for which final settlement statements were received, and (ii) next calendar month.  Average commodity revenue dollars represent the combined billed electric commodity revenues for both SDG&E and DWR (in dollars).  The weighted average Hourly Percentage Factor difference will be multiplied by commodity revenue dollars for the trade dates for which final settlement statements were received divided by next forecasted average commodity revenue dollars for the next calendar month.

This adjusted percentage will then be applied as the true-up adjustment percentage in the next month’s Hourly Percentage Factor calculations. The true-up adjustment percentage will be added to the calculation of the Hourly Percentage Factor in accordance with Sub-section (b)(l) above.

B.

Additional Applicable Methodologies

1.

Transition Period.  The Parties recognize that prior to October 1, 2001, SDG&E has been remitting Power Charge for Bundled Customers to DWR based upon the interim remittance methodologies described in Decision 01-03-081, adopted by the Commission on March 27, 2001, and Decision 01-05-064, adopted by the Commission on May 15, 2001 (collectively the "Interim Remittance Methodologies").  SDG&E shall reconcile the amounts remitted pursuant to the Interim Remittance Methodologies at the time and in the manner set forth in Attachment B hereto the 2003 Servicing Order.

2.

Transition to Billing Effective Date and Reconciliation.  The Parties recognize that prior to the date on which SDG&E mailed a consolidated Utility Bill which reflected a separate line item or denotation of DWR Charges (the “Billing Effective Date”), SDG&E has remitted DWR Charges based upon the remittance methodology set forth in the Restated Letter Agreement, dated June 18, 2001 and referenced in Attachment E to this Servicing Order (the “Restated Letter Agreement”).  Commencing on the Business Day following the Billing Effective Date, SDG&E commenced daily remittances based upon the procedures set forth herein and in Section 4.2 of the Servicing Agreement approved by the Commission pursuant to Decision 01-09-013, as amended from time to time (“More Precise Billing Methodology”).

3.

Post-Transition Remittance Methodology.  On and after the Operating Order Effective Date, SDG&E shall transition from using the More Precise Remittance Methodology to using the Post-Transition Remittance Methodology as provided in Attachments B and H attached to the 2003 Servicing Order, consistent with the Contract Allocation Order and the Settlement Principles for Remittances and Surplus Revenues as set forth in Exhibit C of the Operating Order, and as further set forth this Servicing Order and Attachment B and this Appendix A-2.  This transition will include the continuation of the More Precise Remittance Methodology true-up after the Operating Order Effective Date as long as necessary or appropriate (the “Transition Period”) to account for DWR Power provided to Bundled Customers prior to the Operating Order Effective Date. True-Up remittances during the Transition Period using the More Precise Remittance Methodology shall be made in addition to Remittances made in accordance with the Post Transition Remittance Methodology set forth in Attachment H of the 2003 Servicing Order.

4.

2003 One Time Bill Credit.  Pursuant to Commission Decision 03-09-018 and consistent with SDG&E Advice Letter 1523-E, SDG&E implemented a one-time bill credit in the aggregate amount of $135,366,371 to refund DWR Power Charge to Bundled Customers who pay DWR Bond Charge in SDG&E’s service territory.  With the agreement of DWR and to fund this one-time bill credit, SDG&E withheld then on-going daily DWR Power Charge remittances SDG&E collected from Bundled Customers and Direct Access Customers commencing on September 18, 2003 and ending on November 18, 2003, inclusive, during which period SDG&E remitted no Power Charge from Bundled Customers and Direct Access Customers to DWR.  The one-time bill credit procedures are further provided in that certain letter agreement, dated August 30, 2004, between DWR and SDG&E.  Pursuant to the letter agreement, SDG&E credited DWR the undistributed One Time Bill Credit in the amount of $1,731,082.27 against amount DWR owed to SDG&E for DWR Charges related billing and collection system changes.

APPENDIX B-1

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - DIRECT ACCESS BOND CHARGE

This Appendix B-1 to Attachment B of the Servicing Order sets forth specific methodology to be applied in determining the billed dollar amount of Bond Charge on a Direct Access Customer.

The dollar amount of Bond Charge billed or re-billed to a DA Customer shall be the product of (i) the electric consumption in kilowatt-hours subject to Bond Charge billed to the DA Customer and (ii) the DA Customer Bond Charge rate applicable to the period of such electric consumption.  All electric consumption of a DA Customer is subject to Bond Charge unless exempt by Applicable Commission Orders.

In cases in which the DA Customer Bond Charge rate changes during the period of the electric consumption subject to Bond Charge billed or re-billed to a DA Customer, SDG&E shall apply each of the differing DA Customer Bond Charge rates over such period to a portion of such consumption in proportion to the number of calendar days within the period that each rate was effective.

The DA Customer Bond Charge is one of three SDG&E rate components known as the Customer Responsibility Surcharge.  As determined by Applicable Commission Orders, the CRS is capped at a specific amount with specific billing priorities.  The DA Customer Bond Charge component receives the first billing priority within the capped level that can be billed.

APPENDIX B-2

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - DIRECT ACCESS POWER CHARGE

This Appendix B-2 to Attachment B of the Servicing Order sets forth specific methodology to be applied in determining the billed amount of Power Charge on a Direct Access Customer.

The dollar amount of Power Charge billed or re-billed to a DA Customer shall be the product of (i) the electric consumption in kilowatt-hours subject to Power Charge billed to the DA Customer and (ii) the DA Customer Power Charge rate applicable to the period of such electric consumption.  All electric consumption of a DA Customer is subject to Power Charge unless exempt by Applicable Commission Orders.

In cases in which the DA Customer Power Charge rate changes during the period of the electric consumption subject to Power Charge billed or re-billed to a DA Customer, SDG&E shall apply each of the differing DA Customer Power Charge rates over such period to a portion of such consumption in proportion to the number of calendar days within the period that each rate was effective.

The DA Customer Power Charge is one of three SDG&E rate components known as the Customer Responsibility Surcharge.  As determined by Applicable Commission Orders, the CRS is capped at a specific amount with specific billing priorities.  The DA Customer Power Charge component receives the third billing priority within the capped level that can be billed.

APPENDIX C-1

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - CUSTOMER GENERATION DEPARTING
LOAD BOND CHARGE

This Appendix C-1 to Attachment B of the Servicing Order sets forth specific methodology to be applied in determining the billed amount of Bond Charge on Customer Generation Departing Load Customers.

The dollar amount of Bond Charge billed or re-billed to a CGDL shall be the product of (i) the metered consumption in kilowatt-hours subject to Bond Charge billed to the CGDL and (ii) the CGDL Bond Charge rate applicable to the period of such electric consumption.  All electric consumption of a CGDL is subject to Bond Charge unless exempt by Applicable Commission Orders.

In cases in which the CGDL Customer Bond Charge rate changes during the period of the metered consumption subject to Bond Charge billed or re-billed to a CGDL Customer, SDG&E shall apply each of the differing CGDL Customer Bond Charge rates over such period to a portion of such consumption in proportion to the number of calendar days within the period that each rate was effective.

The CGDL Bond Charge is one of three SDG&E rate components known as the Customer Responsibility Surcharge.  As determined by Applicable Commission Orders, the CRS is capped at a specific amount with specific billing priorities.  The CGDL Bond Charge component receives the first billing priority within the capped level that can be billed.

APPENDIX C-2

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - CUSTOMER GENERATION DEPARTING
LOAD POWER CHARGE

Commission Decision 03-04-030, corrected by Decision 03-04-041 and clarified in Decision 03-05-039, imposes a CRS, including Bond Charge and Power Charge on Customer Generation Departing Load for load that departed bundled service on or after February 1, 2001.  Commission Resolution E-3831 dated July 8, 2004, approved, with modification, the previously filed SDG&E Advice Letter 1488-E on April 17, 2003 to implement the CGDL CRS on non-exempt CGDL.

Currently, no Power Charge has been billed on CGDL.  Upon commencement of billing and collection of Power Charge on CGDL, the Parties intend to update this Appendix C-2 to reflect the applicable remittance methods.  The Parties further agree that the commencement of billing and collection of Power Charge on CGDL is an event contemplated under Section 10(a)(vi) of this Servicing Order.

APPENDIX D-1

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION OF - MUNICIPAL DEPARTING LOAD BOND CHARGE

Commission Decision 03-07-028, as amended, clarified or modified by Decision 03-08-076, Decision 04-11-014, Decision 04-12-059 and Decision 05-07-038 impose a CRS, including Bond Charge on certain Municipal Departing Load for load that departed bundled service on and after February 1, 2001.

Upon effectiveness of Applicable Commission Order relating to the remittance of Bond Charge by Municipal Departing Load and to the extent SDG&E is involved, the Parties intend to update this Appendix D-1 to reflect the applicable remittance methods.  The Parties further agree that the commencement of billing and collection of Bond Charge on Municipal Departing Load is an event contemplated under Section 10(a)(vi) of this Servicing Order to the extent that SDG&E is involved in the transaction.

APPENDIX D-2

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION -MUNICIPAL DEPARTING LOAD POWER CHARGE

Commission Decision 03-07-028, as amended, clarified or modified by Decision 03-08-076, Decision 04-11-014, Decision 04-12-059 and Decision 05-07-038 impose a CRS, including Power Charge on certain Municipal Departing Load for load that departed bundled service on and after February 1, 2001.

Upon effectiveness of Applicable Commission Order relating to the remittance of Power Charge by Municipal Departing Load, and to the extent SDG&E is involved, the Parties intend to update this Appendix D-2 to reflect the applicable remittance methods.  The Parties further agree that the commencement of billing and collection of Power Charge on Municipal Departing Load is an event contemplated under Section 10(a)(vi) of this Servicing Order to the extent SDG&E is involved in the transaction.

APPENDIX E-1

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - COMMUNITY CHOICE AGGREGATION BOND CHARGE

This Appendix E-1 to Attachment B of the Servicing Order sets forth specific methodology to be applied in determining the billed dollar amount of Bond Charge on a Community Choice Aggregation Customer if and when a CCA establishes service within SDG&E’s service territory.

The dollar amount of Bond Charge billed or re-billed to a CCA Customer shall be the product of (i) the electric consumption in kilowatt-hours subject to Bond Charge billed to the CCA Customer and (ii) the CCA Customer Bond Charge rate applicable to the period of such electric consumption.  All electric consumption of a CCA Customer is subject to Bond Charge unless exempt by Applicable Commission Orders.

In cases in which the CCA Customer Bond Charge rate changes during the period of the electric consumption subject to Bond Charge billed or re-billed to a CCA Customer, SDG&E shall apply each of the differing CCA Customer Bond Charge rates over such period to a portion of such consumption in proportion to the number of calendar days within the period that each rate was effective.

APPENDIX E-2

SAN DIEGO GAS & ELECTRIC COMPANY

BILL DETERMINATION - COMMUNITY CHOICE AGGREGATION POWER CHARGE

This Appendix E-2 to Attachment B of the Servicing Order sets forth specific methodology to be applied in determining the billed amount of Power Charge on a Community Choice Aggregation Customer.

The dollar amount of Power Charge billed or re-billed to a CCA Customer shall be the product of (i) the electric consumption in kilowatt-hours subject to Power Charge billed to the CCA Customer and (ii) the CCA Customer Power Charge rate applicable to the period of such electric consumption.  All electric consumption of a CCA Customer is subject to Power Charge unless exempt by Applicable Commission Orders.

In cases in which the CCA Customer Power Charge rate changes during the period of the electric consumption subject to Power Charge billed or re-billed to a CCA Customer, SDG&E shall apply each of the differing CCA Customer Power Charge rates over such period to a portion of such consumption in proportion to the number of calendar days within the period that each rate was effective.

ATTACHMENT C

SAN DIEGO GAS & ELECTRIC COMPANY

SAMPLE DAILY AND MONTHLY REPORTS

SDG&E will provide daily and monthly reports as further described in this Attachment C to DWR.  The sample report templates included this Attachment C have been included for illustrative purposes only.  Variations of reports specifications from those in this Attachment C may be implemented upon mutual agreement of the Parties.  The report specifications in this Attachment C include all contemplated categories of DWR Charges from Customer Types identified and currently pending in Commission proceedings as well as DWR’s sharing of surplus energy sales.  Upon approval of this Servicing Order by the Commission, actual reports submitted by SDG&E will only include categories of DWR Charges active during the reporting period.

SDG&E currently does not provide all remittance information and data in Microsoft Excel® workbook format.  SDG&E has agreed to implement Microsoft Excel® workbook format as specified in this Attachment C by no later than six months after the Effective Date of this 2006 Servicing Order.  In the event that additional time is necessary for SDG&E’s implementation of the new format, DWR agrees to discuss and agree to additional time as reasonably requested by SDG&E.

Unless otherwise specifically provided elsewhere in this Attachment C, SDG&E will submit all reports by secure electronic means or password protected e-mails addressed to “IOU_Remit@water.ca.gov” and, in either case, in a Microsoft Excel® workbook format, or to the extent necessary from time to time, in comma separated value or fixed width text files, with the appropriate filename and subject line, all as further provided in this Attachment C.

1.1.

Section 1.

End-Use Customer Reports

1.2.

1.3.

A.

Daily Remittance Report

The Daily Remittance Report is to be submitted to DWR on each Utility Business Day of the Term.

(i)

Delivery Mechanism and Naming Convention - This report should be sent by e-mail to the e-mail address “fmr@water.ca.gov” (or by such secure electronic means as reasonably determined appropriate by SDG&E) with the following filename and subject line:

•

The format of the filename: <utility name> - Daily Remittance Report yyyymmdd v#.xls

Section 1.

Example: SDG&E - Daily Remittance Report 20050720 v1.xls

•

The subject line of e-mail: <utility name> - Daily Remittance Report for yyyymmdd

Section 1.

Example: SDG&E - Daily Remittance Report for 20050720

Modifications to a submitted report will be accomplished by resending all the data including the necessary modifications and renaming the daily report with the subsequent version number.

Section 2.

Example:  SDG&E - Daily Remittance Report 20050720 v2.xls

(ii)

Required Information and Timeline - SDG&E shall report the daily cash balance amounts of DWR Charges with a separate entry for each Fund Type on each applicable Customer Type in the Daily Remittance Reports.  The following table defines such daily cash balance amounts.  SDG&E shall remit any positive daily cash balance amount due to DWR according to the timeline specified in the Attachment B of the Servicing Order.

DWR Account Reference	Fund Type	Customer Type	Collection Type	Description of Daily Cash
8021360001	Power	Bundled	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for Bundled Customers Power Charge
8021360002	Power	DA	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for DA Customers Power Charge
8021360003	Power	CGDL	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for CGDL Power Charge
8021360004	Power	CCA	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for CCA Power Charge
8021360010	Power	MDL	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for MDL Power Charge
8021360001	Power	Bundled	Charge-off Recovery	Daily balance of recovered charge-off on Bundled Customers Power Charge
8021360002	Power	DA	Charge-off Recovery	Daily balance of recovered charge-off on DA Customers Power Charge
8021360003	Power	CGDL	Charge-off Recovery	Daily balance of recovered charge-off on CGDL Power Charge
8021360004	Power	CCA	Charge-off Recovery	Daily balance of recovered charge-off on CCA Power Charge
8021360010	Power	MDL	Charge-off Recovery	Daily balance of recovered charge-off on MDL Power Charge
8059000000	Bond	Bundled	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for Bundled Customers Bond Charge
8059000001	Bond	DA	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for DA Customers Bond Charge
8059000002	Bond	CGDL	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for CGDL Bond Charge
8059000003	Bond	CCA	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for CCA Bond Charge
8059000004	Bond	MDL	Remittance	Daily balance of Customer payment netted against any amount due to SDG&E for MDL Bond Charge
8059000000	Bond	Bundled	Charge-off Recovery	Daily balance of recovered charge-off on Bundled Customers Bond Charge
8059000001	Bond	DA	Charge-off Recovery	Daily balance of recovered charge-off on DA Customers Bond Charge
8059000002	Bond	CGDL	Charge-off Recovery	Daily balance of recovered charge-off on CGDL Bond Charge
8059000003	Bond	CCA	Charge-off Recovery	Daily balance of recovered charge-off on CCA Bond Charge
8059000004	Bond	MDL	Charge-off Recovery	Daily balance of recovered charge-off on MDL Bond Charge

2.1.

Example:

Daily Remittance Report
Date:	7/20/2005
Utility Name:	SDG&E
DWR Account Reference	Fund Type	Customer Type	Collection Type	Daily Cash
8021360001	Power	Bundled	Remittance	$xxx,xxx.xx
8021360002	Power	DA	Remittance	$xxx,xxx.xx
8021360003	Power	CGDL	Remittance	$xxx,xxx.xx
8021360004	Power	CCA	Remittance	$xxx,xxx.xx
8021360010	Power	MDL	Remittance	$xxx,xxx.xx
8021360001	Power	Bundled	Charge Off Recovery	$xxx,xxx.xx
8021360002	Power	DA	Charge Off Recovery	$xxx,xxx.xx
8021360003	Power	CGDL	Charge Off Recovery	$xxx,xxx.xx
8021360004	Power	CCA	Charge Off Recovery	$xxx,xxx.xx
8021360010	Power	MDL	Charge Off Recovery	$xxx,xxx.xx
Power Charge Remittance Amount				$xxx,xxx.xx
8059000000	Bond	Bundled	Remittance	$xxx,xxx.xx
8059000001	Bond	DA	Remittance	$xxx,xxx.xx
8059000002	Bond	CGDL	Remittance	$xxx,xxx.xx
8059000003	Bond	CCA	Remittance	$xxx,xxx.xx
8059000004	Bond	MDL	Remittance	$xxx,xxx.xx
8059000000	Bond	Bundled	Charge Off Recovery	$xxx,xxx.xx
8059000001	Bond	DA	Charge Off Recovery	$xxx,xxx.xx
8059000002	Bond	CGDL	Charge Off Recovery	$xxx,xxx.xx
8059000003	Bond	CCA	Charge Off Recovery	$xxx,xxx.xx
8059000004	Bond	MDL	Charge Off Recovery	$xxx,xxx.xx
Bond Charge Remittance Amount				$xxx,xxx.xx

iii)

Wiring or ACH transfer Information - The following information should appear in the wire or ACH transmittal:

<Utility Name> <Fund Type><Collection Date yyyymmdd>

Example:

SDG&E DWR Power 20050720

2.2.

B.

Remittance Netting Report

The Remittance Netting Report is to be submitted to DWR on any Utility Business Day of the Term on which SDG&E nets amount owed by DWR to SDG&E against the amount of Customer payment for a Charge Type on an applicable Customer Type.

(i)

Delivery Mechanism and Naming Convention - The Remittance Netting Report should be attached to the same e-mail transmitting the Daily Remittance Report.

•

The format of the filename: <utility name> - Remittance Netting Report yyyymmdd v#.xls

Section 1.

Example: SDG&E - Remittance Netting Report 20050720 v1.xls

Modifications to a submitted report will be accomplished by resending all the data including the necessary modifications and renaming the daily report with the subsequent version number.

(ii)

Required Information – The required information is shown in the following example.  Except for the Remittance Adjustment and Daily Remittance values, other required information is identical to that for the Daily Remittance Report.  The following table defines Remittance Adjustment and Daily Remittance.

Column	Description
Remittance Adjustment	Adjustment applied in determining the daily remittance amount
Daily Remittance Amount	Actual dollar amount remitted to DWR on the given day for a DWR Charge Fund Type on an applicable Customer Type, equal to the difference between the Daily Cash and the Remittance Adjustment

Example (The fictitious numerical values in the following example are for illustrative purpose only):

C.

Monthly Billing Report

(i)

Naming Convention - The transmittal of this report should use the following naming convention.

•

The format of the filename: <utility-name> - Monthly Billing Report yyyymmv#.xls

Section 1.

Example: SDG&E – Monthly Billing Report 200507v1.xls

•

The subject line of e-mail:  <utility-name> - Monthly Billing Report for yyyymm

Section 1.

Example: SDG&E – Monthly Billing Report for 200507

(ii)

Required Information and Timeline - The Monthly Billing Report submitted to DWR by the seventh Utility Business Day of a delivery month.  SDG&E shall report the data columns specified in the following table for each Fund Type of DWR Charges on each applicable Customer Type with daily quantities in the Monthly Billing Report.  This table is followed by a screen shot of a sample report in Excel.

Column #	Column	Description
1	Date	Utility Business Day (MM/DD/YY)
2	Total Bundled Billed kWh	Sum of all individual Bundled Customer electric consumptions in kilowatt-hours billed in a month
3	Bundled Power Billed kWh	Sum of all Individual Bundled Power Charge Billed kWhs in a month
4	Bundled Power Billed Amount ($)	Sum of all Individual Bundled Power Charge Billed Dollar Amounts in a month
5	Bundled Bond Billed kWh	Sum of all Individual Bundled Bond Charge Billed kWhs in a month
6	Bundled Bond Billed Amount ($)	Sum of all Individual Bundled Bond Charge Billed Dollar Amounts
7	Total DA Billed kWh	Sum of all individual DA Customer electric consumptions in kilowatt-hours billed in a month
8	DA Power Billed kWh	Sum of all Individual DA Power Charge Billed kWhs in a month
9	DA Power Billed Amount ($)	Sum of all Individual DA Power Charge Billed Dollar Amounts in a month
10	DA Bond Billed kWh	Sum of all Individual DA Bond Charge Billed kWhs in a month
11	DA Bond Billed Amount	Sum of all Individual DA Bond Charge Billed Dollar Amounts in a month
12	Total CGDL Billed kWh	Sum of all individual CGDL electric consumptions in kilowatt-hours billed in a month
13	CGDL Power Billed kWh	Sum of all Individual CGDL Power Charge Billed kWhs in a month
14	CGDL Power Billed Amount ($)	Sum of all Individual CGDL Power Charge Billed Dollar Amounts in a month
15	CGDL Bond Billed kWh	Sum of all Individual CGDL Bond Charge Billed kWhs in a month
16	CGDL Bond Billed Amount	Sum of all Individual CGDL Bond Charge Billed Dollar Amounts in a month
17	Total MDL Billed kWh	Sum of all individual MDL electric consumptions in kilowatt-hours billed in a month
18	MDL Power Billed kWh	Sum of all Individual MDL Power Charge Billed kWhs in a month
19	MDL Power Billed Amount ($)	Sum of all Individual MDL Power Charge Billed Dollar Amounts in a month
20	MDL Bond Billed kWh	Sum of all Individual MDL Bond Charge Billed kWhs in a month
21	MDL Bond Billed Amount	Sum of all Individual MDL Bond Charge Billed Dollar Amounts in a month
22	Total CCA Billed kWh	Sum of all individual CCA electric consumptions in kilowatt-hours billed in a month
23	CCA Power Billed kWh	Sum of all Individual CCA Power Charge Billed kWhs in a month
24	CCA Power Billed Amount ($)	Sum of all Individual CCA Power Charge Billed Dollar Amounts in a month
25	CCA Bond Billed kWh	Sum of all Individual CCA Bond Charge Billed kWhs in a month
26	CCA Bond Billed Amount	Sum of all Individual CCA Bond Charge Billed Dollar Amounts in a month

1.1.

Example:

1.2.

D.

Monthly Late Payment Charge Report

1.3.

(i)

Naming Convention - The transmittal of this report should use the following naming convention.

•

The format of the filename: <utility-name> - Monthly Late Payment Charge Report yyyymmvx.xls

Section 1.

Example: SDG&E – Monthly Late Payment Charge Report 200704v1.xls

•

The subject line of e-mail:  <utility-name> - Monthly Late Payment Charge Report for yyyymm

Section 1.

Example: SDG&E – Monthly Late Payment Charge Report for 200704

(ii)

Required Information and Timeline - The Monthly Late Payment Charge Report will be provided to DWR on the 7th Utility Business Day after the end of a month of the term.  The table below lists the data columns that will be required for the Monthly Late Payment Charge Report and explains the formulas to be used for the calculated values in certain data columns.

Column #	Column Title	Description
1	Business Month	The SDG&E Business Month
2	LPC Bill	Total LPC billed in the Business Month
3	DWR Commodity Bill	DWR Bundled Power Charge Billed in the Business Month
4	DWR Bond Charge Bill	DWR Bond Charge billed to all applicable Customer Types the Business Month
5	DWR CRS Power Charge Bill	The Power Charge component of Customer Responsibility Surcharge billed to all applicable Customer Types in the Business Month
6	Total DWR Bill	Total amount of DWR Charge bills (Sum of values in Columns 3, 4 and 5 in the Business Month)
7	Utility Bill	SDG&E revenue billed in the Business Month
8	DWR LPC Share %	DWR’s share of LPC billed in the Business Month (Column 6 value in the preceding Business Month divided by Column 7 value in the preceding Business Month)
9	Gross DWR LPC Collection	The DWR’s Share of LPC collected in the Business Month (Column 8 value in the preceding Business Month multiplied by Column 2 value in the preceding Business Month)
10	C&I Charge-Off %	Percentage of the bad debt charge-off for amounts billed to commercial and industrial customers in the Business Month
11	DWR LPC Charge-Off	DWR’s share of late payment charge bad debt (Column 9 value in the Business Month multiplied by Column 10 value in the same Business Month)
12	DWR LPC Collection Cost	DWR’s share of collection agency commission for collecting the late payment charge in the Business Month
13	Net DWR LPC Collection	Net DWR LPC collection in the Business Month (Column 9 value in the Business Month less Column 12 value in the same Business Month and less Column 11 value six Business Months ago)
14	DWR LPC Collection – Commodity

Net DWR LPC collection in the Business Month attributed to Power Charge billed to Bundled Customers  (Column 13 value in the Business Month multiplied by the ratio of the Column 3 value two Business Months ago to the Column 6 value two Business Months ago)

15	DWR LPC Collection – Bond

Net DWR LPC collection in the Business Month attributed to Bond Charge billed to all Customer Types  (Column 13 multiplied by the ratio of the Column 4 value two Business Months ago to the Column 6 value two Business Months ago)

16	CWR LPC Collection – CRS Power

Net DWR LPC collection in the Business Month attributed to the Power Charge component of the Cost Responsibility Surcharge billed to all Customer Types (Column 13 multiplied by the ratio of the Column 5 value two Business Months ago to the Column 6 value two Business Months ago)

Example:

SDG&E Electric Late Payment Charges
DWR Prorata Share of Derived Revenue

Business Month	LPC Bill	DWR Commodity Bill	DWR Bond Charge Bill	DWR CRS Power Charge Bill	Total DWR Bill	Utility Revenue	DWR LPC Share %	Gross DWR LPC Collection	C&I Charge Off %	DWR LPC Charge-Off	DWR LPC Collection Cost	Net DWR LPC Collection	DWR LPC Collection - Commodity	DWR LPC Collection - Bond	DWR LPC Collection - CRS Power
m	(a)	(b)	(c)	(d)	(e) = (c)+(d)	(f)	$(g)_{m-1} = (e)_{m-2}/(f)_{m-2}$	$(h) = (g)_{m-1}*(a)_{m-1}$	(i)	(j) = (i)*(a)	(k)	$(l)_m = (h)_m-(j)_{m-6}-(k)_m$	$(n)_m = (l)_m*(b)_{m-1}/(e)_{m-1}$	$(o)_m = (l)_m*c)_{m-1}/(e)_{m-1}$	$(p)_m = (l)_m*(d)_{m-1}/(e)_{m-1}$
Jan-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Feb-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Mar-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Apr-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
May-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Jun-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Jul-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Aug-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Sep-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Oct-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx					xx,xxx	x,xxx	x,xxx
Nov-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx					xx,xxx	x,xxx	x,xxx
Dec-03	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx					xx,xxx	x,xxx	x,xxx
Jan-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Feb-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Mar-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Apr-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx				x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
May-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx				x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Jun-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx				x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Jul-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Aug-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Sep-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Oct-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Nov-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Dec-04	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Jan-05	xx,xxx	xx,xxx,xxx	x,xxx,xxx				xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Feb-05	xx,xxx	xx,xxx,xxx	x,xxx,xxx				xx.xx%	xx,xxx	x.xxx%	xx	x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Mar-05	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx			x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Apr-05	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx			x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
May-05	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx			x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Jun-05	xx,xxx	xx,xxx,xxx	x,xxx,xxx	x,xxx,xxx	xx,xxx,xxx	xxx,xxx,xxx	xx.xx%	xx,xxx			x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx
Jul-05								xx,xxx			x,xxx	xx,xxx	xx,xxx	x,xxx	x,xxx

$$(l)_m = (h)_m - (j)_{m-6} - (k)_m$$

$$(h)_m = (g)_{m-1} * (a)_{m-1}$$

$$(g)_{m-1} = (e)_{m-2}/(f)_{m-2}$$

Note: the subscripts in the formulas denote month.

1.1.

E.

Monthly DWR Charge-Off and Recovery Report

(i)

Naming Convention - The transmittal of this report should use the following naming convention.

•

The format of the filename: <utility-name> - Monthly DWR Charge-Off and Recovery Report yyyymmvx.xls

Section 1.

Example: SDG&E – Monthly DWR Charge-Off and Recovery Report 200704v1.xls

•

The subject line of e-mail:  <utility-name> - Monthly DWR Charge-Off and Recovery Report for yyyymm

Section 1.

Example: SDG&E – Monthly DWR Charge-Off and Recovery Report for 200704

(ii)

Required Information and Timeline - The Monthly DWR Charge-Off and Recovery Report will be provided to DWR on the 7th Utility Business Day after the end of a month of the term.  The table below lists the data items that will be required for the Monthly DWR Charge-Off and Recovery Report.

Item #	Item	Description
1	Process Date	Date the report is created
2	Report Run Date	Date the report is printed
3	DWR Charge Off Information - Residential	Bad debt charge-off for DWR Power Charge to Bundled Customer, DWR Bond Charge or DWR CRS Power Charge on residential customers
4	DWR Charge Off Information – Commercial & Industrial	Bad debt charge-off for DWR Power Charge to Bundled Customers, DWR Bond Charge or DWR CRS Power Charge on commercial and industrial customers
5	DWR Charge Off Information – Total Charge Off	Sum of Items 3 and 4
6	Recovery Through Agency – Residential Bad Debt	Amount of bad debt recovered from residential customers by collection agencies for DWR Power Charge to Bundled Customer, DWR Bond Charge or DWR CRS Power Charge
7	Recovery Through Agency – Commercial & Industrial Bad Debt	Amount of bad debt recovered from commercial and industrial customers by collection agencies for DWR Power Charge to Bundled Customer, DWR Bond Charge or DWR CRS Power Charge
8	Total Bad Debt Recovery Thru Agency	Sum of Items 6 and 7
9	Recovery Non-Agency – Residential Bad Debt	Amount of bad debt recovered from residential customers by SDG&E for DWR Power Charge to Bundled Customer, DWR Bond Charge or DWR CRS Power Charge
10	Recovery Non-Agency – Commercial & Industrial Bad Debt	Amount of bad debt recovered from commercial and industrial customers by SDG&E for DWR Power Charge to Bundled Customer, DWR Bond Charge or DWR CRS Power Charge
11	Total Bad Debt Recovery Non-Agency	Sum of Items 9 and 10
12	DWR Total Recovery on Charged Off Accounts	Sum of Items 8 and 11
13	DWR Total Recovery on Final Accounts Through Agency	Amount of all outstanding balances of final accounts recovered by collection agencies for DWR Power Charge to Bundled Customer, DWR Bond Charge or DWR CRS Power Charge
14	DWR Recovery by Collection Agency – Charge Off Accounts	Item 8
15	DWR Recovery by Collection Agency – Final Accounts	Item 13
16	DWR Recovery by Collection Agency – Total to Base Collection Agency Fees on	Sum of Items 14 and 15

Example:

Section 2.

Surplus Energy Sales Reports

1.1.

1.2.

A.

Surplus Energy Sales Payment Report

(i)

Delivery Mechanism and Naming Convention - This report should be sent by e-mail to the e-mail address “fmr@water.ca.gov” (or by such secure electronic means as reasonably determined appropriate by SDG&E) with the following filename and subject line.

•

The format of the filename: <utility name> - SS Payment Report yyyymm v#.xls

Section 1.

Example: SDG&E – SS Payment Report 200507 v1.xls

•

The subject line of e-mail: <utility name> - Surplus Energy Sales Payment Report for yyyymm

Section 1.

Example: SDG&E - Surplus Energy Sales Payment Report for 200507

Modifications to a submitted report should be accomplished by resending all the data including the necessary modifications and renaming the report with the subsequent version number.

(ii)

Required Information and Timeline - The Surplus Energy Sales Payment Report is to be submitted to DWR monthly on the day SDG&E remits to DWR the Preliminary Surplus Energy Sales Remittance Amount and the Delivery Month Surplus Energy Sales True-Up Amount.  The report should be consistent in form and substance to the example screenshot below.

1.1.

Example:

San Diego Gas & Electric Company

Surplus Energy Sales Payment Report

July 21, 2005 Payment Date

DWR Account Reference: 8021360006

Description	Delivery Month	Credit*	Debit†	Net Payment	Note
Preliminary Payment	June-05	$x,xxx,xxx.xx	$x,xxx,xxx.xx	$x,xxx,xxx.xx
True-Up Payment	April-05	$x,xxx,xxx.xx	$x,xxx,xxx.xx	$x,xxx,xxx.xx
Total				$x,xxx,xxx.xx

*

Surplus Energy Sales payment amount before being netted with “Debit”

†

Surplus Energy Sales payment reduction for amount owned by DWR to SDG&E.

(iii)

Wiring or ACH Transfer Information - The fund identification information to accompany the Electronic Transfer of Funds should follow similar format to the information of the Surplus Energy Sales Payment Report.  It should appear on the wire or ACH transmittal as follows.

<Utility Name> <DWR Account Reference> Surplus Energy Sales <Payment Date yyyymmdd>

Example: SDG&E 8021360006 DWR Surplus Energy Sales 20050720

The electronic transfer of funds for Surplus Energy Sales payment shall be completed by 12:00 noon, Pacific Prevailing Time.

1.2.

B.

Preliminary Surplus Energy Sales Calculation Summary Report

(i)

Naming Convention - The transmittal of this report should use the following naming convention.

•

The format of the filename: <utility name> - Preliminary SS Calculation Summary yyyymm v#.xls

Section 1.

Example: SDG&E – Preliminary SS Calculation Summary 200507 v1.xls

•

The subject line of e-mail: <utility name> - Preliminary Surplus Energy Sales Calculation Summary Report for yyyymm

Section 1.

Example: SDG&E - Preliminary Surplus Energy Sales Calculation Summary Report for 200507

Modifications to a submitted report should be accomplished by resending all the data including the necessary modifications and renaming the report with the subsequent version number.

(ii)

Required Information and Timeline - The Preliminary Surplus Energy Sales Calculation Summary Report is to be submitted to DWR by the Monthly Settlement Date of the delivery month.  The report should be consistent in form and substance to the example screenshot below.

Section 2.

Example:

2.1.

2.2.

2.3.

2.4.

C.

Final Surplus Energy Sales Calculation Summary Report

2.5.

(i)

Naming Convention - The transmittal of this report should use the following naming convention.

•

The format of the filename: <utility name> - Final SS Calculation Summary yyyymm v#.xls

Section 1.

Example: SDG&E – Final SS Calculation Summary 200507 v1.xls

•

The subject line of e-mail: <utility name> - Final Surplus Energy Sales Calculation Summary Report for yyyymm

Section 1.

Example: SDG&E - Final Surplus Energy Sales Calculation Summary Report for 200507

Modifications to a submitted report should be accomplished by resending all the data including the necessary modifications and renaming the report with the subsequent version number.

ii)

Required Information and Timeline - The Final Surplus Energy Sales Calculation Summary Report is to be submitted to DWR monthly by the Final Monthly Settlement Date of the delivery month.  The report should be consistent in form and substance to the example screenshot below.

Section 2.

Example:

2.2.

D.

Real Time Surplus Energy Sales Calculation Supporting Workbook

2.3.

(i)

Naming Convention - The transmittal of this report should use the following naming convention.

•

The format of the filename: <utility name> - RT SS Calculation Supporting Workbook yyyymm v#.xls

Section 1.

Example: SDG&E – RT SS Calculation Supporting Workbook 200507 v1.xls

•

The subject line of e-mail: <utility name> - RT SS Calculation Supporting Workbook for yyyymm

Section 1.

Example: SDG&E - RT SS Calculation Supporting Workbook for 200507

Modifications to a submitted report should be accomplished by resending all the data including the necessary modifications and renaming the report with the subsequent version number.

(ii)

Required Information and Timeline - The Real Time Surplus Energy Sales Calculation Supporting Workbook is to be submitted to DWR by Final Monthly Settlement Date of the delivery month.  The report should be consistent in form and substance to the example screenshot below.  The 25th hour in the example below is intended for the Pacific Daylight Saving Time to Pacific Standard Time switching date in the fall and should be left blank on any other day.

Example:

1.1.

E.

Real Time Surplus Energy Sales Calculation Resource Location ID Master List

1.2.

(i)

Naming Convention - The transmittal of this report should use the following naming convention.

•

The format of the filename: <utility name> - RT SS Location IDs v#.xls

Section 1.

Example: SDG&E – RT SS Location IDs  v1.xls

•

The subject line of e-mail: <utility name> - RT SS Location IDs Version #

Section 1.

Example: SDG&E - RT SS Location IDs Version 1

Updates to a submitted list should be accomplished by resending all the data including the necessary modifications and renaming the report with the subsequent version number.

(ii)

Required Information and Timeline - The Real Time Surplus Energy Sales Calculation Resource Location ID Master List is to be submitted to DWR initially by the 7th calendar day after the Effective Date of this Operating Order and with any change to the list subsequently.  The list is to be provided consistent in form and substance to the example screenshot below.

Section 2.

Example:

ATTACHMENT D

[Reserved]

ATTACHMENT E

SAN DIEGO GAS & ELECTRIC COMPANY

ADDITIONAL PROVISIONS

1.

The Restated Letter Agreement between San Diego Gas & Electric Company (SDG&E) and the California Department of Water Resources (DWR), dated June 18, 2001, as it may be amended or modified from time to time (the “Restated Letter Agreement”). The Restated Letter Agreement provides for continued DWR procurement for SDG&E customers of SDG&E’s “full net short” (consisting of substantially all of the power and ancillary services not provided by SDG&E’s retained generation) through December 31, 2002. The reference to the Restated Letter Agreement in this Attachment E provides no independent basis for enforcement of the Restated Letter Agreement.

2.

Memorandum of Understanding (MOU) with the California Department of Water Resources (DWR), dated June 18, 2001, San Diego Gas & Electric Company (SDG&E) and its parent Company, Sempra Energy. The MOU contemplates the implementation of a series transactions and regulatory settlements and actions to resolve many of the issues affecting SDG&E and its customers arising out of the California energy crisis. The MOU contemplates, among other matters, the sale of SDG&E’s transmission system to DWR or another state agency. The MOU also contemplates that DWR’s net-short procurement obligations contained in the Restated Letter Agreement are subject to earlier termination upon the satisfaction of regulatory and other conditions intended to assure SDG&E’s timely recovery of costs incurred in resuming power procurement for its customers. The reference to the MOU in this Attachment E provides no independent basis for enforcement of the MOU.

3.

Letter Agreement between the California Department of Water Resources (DWR) and San Diego Gas & Electric Company (SDG&E). This Letter Agreement provides for the payment of SDG&E’s costs to (i) implement and maintain a billing system to remit customer payments to DWR, (ii) implement the 20/20 program, and (iii) implement load curtailment programs under Assembly Bill (AB) IX, related Executive Orders, and California Public Utilities Commission (CPUC) orders and decisions.

4.

Notwithstanding (i) the terms, execution or operation of the Servicing Order, (ii) the approval of, any modification to, or any other action taken with respect to or having an effect on the Servicing Order by the Commission or any other Governmental Authority, or (iii) any other action taken by a Governmental Authority, Utility hereby reserves all rights (if any) in any forum to contest, oppose, appeal, comment on, or otherwise seek to revisit, alter, modify or set aside any present or future decisions, orders, opinions, rulings, or actions or omissions to act by the Commission or any other Governmental Authority, whether in draft, interim or final form, arising out of, relating to, or connected with (x) the calculation of DWR Charges or DWR Revenues and the allocation of costs and amounts of electric capacity and output among the customers of electrical corporations, (y) the interpretation and/or legality of Applicable Law or Applicable Orders, or (z) remittance of such calculated amounts by Utility to DWR or its Assign(s) under Applicable Law or Applicable Commission Orders in a manner inconsistent with this Servicing Order or Utility’s ability to perform its utility functions.

ATTACHMENT F

SAN DIEGO GAS & ELECTRIC COMPANY

CALCULATION METHODOLOGY FOR REDUCED REMITTANCES

PURSUANT TO 20/20 PROGRAM

A.

Reimbursement of 20/20 Rebate Costs

1.

DWR agrees that Utility shall recover the amount of customer credits under the 20/20 Program as follows:

a.

Under the remittance provision of Attachment B of this Servicing Order, Utility shall reduce any remittances to DWR under the Act or the California Public Utilities Commission (CPUC) Resolution E-3770 by the daily amount equal to the total of such customer credits on the following Business Day after the presentation of credits on customer bill.

b.

If the amount that Utility is entitled to offset on any day exceeds the funds otherwise due to DWR, the balance will be carried over to the next day. If it appears that the amount Utility is entitled to offset will exceed the funds due to DWR for more than 3 consecutive days, then Utility will invoice DWR with an estimate of the amount due to Utility. DWR will pay such invoice within 1 Business Day of receipt. For purposes of this Attachment F, the credits or payments shall refer to the 20 percent reduction applied to customers’ total net electric charges (including applicable rate surcharges), and shall include credits or payments made to resolve Customer disputes or reflect corrected bills following the end of the program.

B.

Customer credits under the 20/20 Program will be applied to Customer accounts as follows:

Customer credits under the 20/20/ Program will be applied to customer accounts at time of billing and allocated to DWR according to the same payment posting priority set forth in Attachment B, Section G. In those instances in which the credit exceeds the outstanding charges, the excess credit will remain on the account and be applied to future charges in the same manner.

C.

Reimbursement of 20/20 Program Implementation Costs

DWR agrees to pay to Utility an implementation fee and recurring fees in order to cover Utility’s reasonable development and on-going costs for the procedures, systems and mechanisms that are necessary to implement and support the 20/20 Program. Utility shall invoice DWR for payment of the implementation fee and recurring fees with reasonable supporting documentation in accordance with Section 7.2 of the Servicing Order.  Final invoice to be submitted to DWR no later than February 28, 2003.

D.

Estimated Costs:

l.

The intent is to reimburse the actual, incremental costs incurred by SDG&E. SDG&E will exercise reasonable commercial efforts in managing their operations to minimize costs and keep within the budgeted costs shown in the table below.

2.

SDG&E shall invoice DWR after a 20/20 Program implementation activity described below has been completed and will undertake reasonable commercial efforts to track and keep costs within the estimated costs shown in this Attachment F.

3.

SDG&E will invoice DWR based on actual costs and provide DWR with an invoice itemizing and documenting such costs.

4.

With the exception of Customer Service Representative calls, SDG&E is unable to track, itemize and document costs for Customer Bill Inquiries without undertaking extensive system programming and hardware upgrades. Specifically, these types of inquiries include field calls, meter re-reads, re-bills and meter tests. Based on 2001 20/20 Program activity levels, SDG&E does not anticipate any incremental increase in costs for these activities. Accordingly, SDG&E has not included cost estimates for these types of Customer Bill Inquiries in the table below. However, DWR agrees that if SDG&E should experience a significant increase in activity levels for the types of customer bill inquiries described above, SDG&E will notify DWR and provide to DWR documentation reasonably necessary to establish such activity levels. SDG&E and DWR shall negotiate a mutually acceptable adjustment based on an estimate of reasonable costs for the applicable increased Customer Bill Inquiries.

Estimated DWR / 20/20 Rebate Program Budgeted Costs
2002
	Expense Items	Quantity or Unit Costs
1	Systems Programming	One Time Fee	$16,100 - $18,500
2	Customer Communications (FAQ Sheets, Bill Inserts, Mailing Costs & Other Communications)	One Time Fee	$484,750 - $686,300
3	Additional Postage for Bill Insert	One Time Fee	$280,000 - $300,000
4	Customer Service Representative Calls & Training	Ongoing	$35,600 - $47,750
5	Advertising Campaign	Ongoing	See Footnote below.
6	Total Estimated Admin. Costs	Ongoing	$816,450 - $1,052,550 (does not include advertising costs)

___________________

Footnote: SDG&E will receive a percentage of the presently estimated $3 million cost to implement a statewide advertising campaign which is contemplated by the CPUC and the Governor. This cost will be proportionately allocated among the three utilities.

E.

20/20 Program Reporting

1.

Daily - To the extent reasonably possible, each Business Day SDG&E shall provide DWR with a report showing the aggregated dollar amount and number of 20/20 Program credits applied to Customer accounts.

2.

Monthly - To the extent reasonably possible, SDG&E shall provide DWR with monthly reports showing the monthly total number of customer accounts by rate schedule and the corresponding 20/20 Program credit amount and energy use statistics as identified in the sample monthly report below. Monthly reports will be completed within 10 Business Days after the first of each month.

3.

Program Summary - To the extent that SDG&E completes any additional analysis of the results of the 20/20 Program, SDG&E will provide to DWR such analysis. Any additional findings, including “lessons learned” and recommendations for future similar programs, will also be provided to DWR.

ATTACHMENT G

SAN DIEGO GAS & ELECTRIC COMPANY

FEE SCHEDULE

A.

DWR Billing Agent Cost Estimates:

The following chart provides an estimate of SDG&E’s implementation and administrative costs (“Billing Service Implementation Costs”) associated with providing Billing Services to DWR pursuant to the Servicing Order.

1.

SDG&E shall invoice DWR in accordance with Section 7.2 of the Servicing Order after a Billing Service activity has been completed and will exercise commercially reasonable efforts to track and keep costs within the estimated Billing Service Implementation Costs shown in this Attachment G.

2.

For the majority of SDG&E’s Billing Service Implementation Costs, SDG&E will invoice DWR based on actual costs and provide DWR with an invoice itemizing and documenting such costs.

3.

In certain circumstances SDG&E is unable to track, itemize and document Billing Services Implementation Costs without undertaking extensive system programming and hardware upgrades. Accordingly, DWR agrees that in these circumstances SDG&E shall utilize the SDG&E Estimated Billing Service Implementation Costs shown in this Attachment G for SDG&E’s invoicing purposes without undertaking a true-up to actual costs. However, DWR reserves the right to dispute all or any portion of such invoice in which event Section 7.1 shall govern the resolution of any such dispute. Provided, however, DWR and SDG&E shall undertake in good faith efforts to resolve any dispute prior to resorting to such dispute resolution process.

B.

Billing Service Implementation Costs

Additional Charges reflect SDG&E’s estimated costs for Billing Services, which the Parties agree may be used when SDG&E would incur increased costs as a result of performing DWR Billing Services pursuant to the Servicing Order. The items listed are intended to facilitate contract management and are not intended to reflect an exhaustive and inclusive list of Additional Charges that may arise.

Description	Set-Up Cost Estimate	Additional Charges	Comments
Energy Data Management	$32,000
DWR Remittance & Reporting
Customer Billing/Payment Processing	300,000
Training	12,000
Fact Sheet	11,000
Bill Insert	5,500		Shared cost due to multiple communication - DWR @ 20%
Brochure Revision	2,500		Shared cost due to multiple communication - DWR @ 20%
Website Changes	3,500
Direct Mail		$700,000	Each mailing to all customers
DWR Revenue Req. Ntc	500,000		May/June direct mailing to large & small customers
Bill Insert		26,500	One bill insert to all customers
Customer Contacts		6.25	Per contact
Customer Contract Training		40.00	Per hour per employee
Rebilling - Load Profile		3.00	Per month, per meter
Rebilling - IDR Metering		49.00	Per month, per meter
Increased Postage		Current Postage Rate	Per piece mailed. Postage rate consistent with rate used to mail SDG&E customer bills.
Actual Invoice Cost of Annual Report (Section 8.4)		TBD	Cost dependent on audit requirements
Total - 2003 SO	$866,500

2006 SO Requirements
Enhanced Reporting	$10,000
Total - 2006 SO	$10,000

C.

DWR Bond Charge Implementation Cost Estimates:

The following chart provides an estimate for SDG&E’s implementation costs associated with the November 15, 2002 implementation of the DWR Bond Charge. SDG&E will provide DWR with additional estimates in the future for the implementation costs associated with the second phase of DWR Bond Charge implementation for issues such as Direct Access and Departed Load Customers.

D.

Reimbursement of DWR Bond Charge Costs:

1. DWR will pay SDG&E an implementation fee and recurring fees in order to cover SDG&E’s reasonable development and on-going costs for the procedures, systems and mechanisms that are necessary to implement the DWR Bond Charge on November 15, 2002. SDG&E shall invoice DWR for payment of the implementation fee and recurring fees with reasonable supporting documentation in accordance with Section 7.2 of the Servicing Order.

2. The intent is to reimburse the actual, incremental costs incurred by SDG&E. SDG&E will exercise reasonable commercial efforts in managing their operations to minimize costs and keep within the budgeted costs shown in the table below.

3. SDG&E shall invoice DWR after a DWR Bond Charge implementation activity described below has been completed and will undertake reasonable commercial efforts to track and keep costs within the estimated costs shown in Section C of this Attachment G.

4. SDG&E will invoice DWR based on actual costs and provide DWR with an invoice itemizing and documenting such costs.

5. SDG&E is unable to track, itemize and document costs for Customer Bill Inquiries related to the DWR Bond Charge without undertaking extensive system programming and hardware upgrades. At this time, SDG&E does not anticipate any incremental increase in costs for these activities. Accordingly, SDG&E has not included cost estimates for Customer Bill Inquiries in the table below. However, DWR agrees that if SDG&E should experience a significant increase in customer bill inquiries associated with the DWR Bond Charge, SDG&E will notify DWR and provide to DWR documentation reasonably necessary to establish such activity levels. SDG&E and DWR shall negotiate a mutually acceptable adjustment based on an estimate of reasonable costs for the applicable increased Customer Bill Inquiries.

DWR Bond Charge Implementation Costs:

Item Number	Expense Items	Quantity or Unit Costs	2002
1	Systems Programming	One Time Fee	$110,000
2	Additional Postage for Bill Messages	One-Time	$ 20,000
4	Customer Service Representative Training	One-Time	$ 10,000
	Total Estimated Admin Costs		$140,000

E.

Summary of Estimated Costs from the 2003 Servicing Order and Actual Payments to SDG&E for Billing Services:

Charges	2001	2002	2003	2004	2005
Initial Set-up	$866,500	$132,000	$132,000	$132,000	$132,000
Bond Charge Set-up	--	140,000	--	--	--
$1 Billion Refund Set-up	--	--	168,000	--	--
LPP System Correction	--	--	--	--	500,000
Total Estimated Amount	$866,500	$272,000	$300,000	$132,000	$632,000
Total Actual Payment	$732,003	$0	$77,200	$69,545	$578,348

ATTACHMENT H

[Provisions of Attachment H have been incorporated in
Appendix A-2 of Attachment B of this 2006 Servicing Order.]